Exhibit 10.3

Execution Version

STOCKHOLDERS AGREEMENT

by and among

INTERLINE BRANDS, INC.,

GS CAPITAL PARTNERS VI FUND, L.P.,

GS CAPITAL PARTNERS VI PARALLEL, L.P.,

GS CAPITAL PARTNERS VI OFFSHORE FUND, L.P.,

GS CAPITAL PARTNERS VI GmbH & Co. KG,

MBD 2011 HOLDINGS, L.P.,

BRIDGE STREET 2012 HOLDINGS, L.P.,

P2 CAPITAL MASTER FUND I, L.P.,

P2 CAPITAL MASTER FUND VII, L.P.,

and

THE OTHER STOCKHOLDERS THAT ARE SIGNATORIES HERETO

Dated as of September 7, 2012

i

ii

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT (this “Agreement”) is made as of September 7, 2012 by and among Interline Brands, Inc., a Delaware corporation (the “Company”), GS Capital Partners VI Fund, L.P., a Delaware limited partnership (“GSCP”), GS Capital Partners VI Offshore Fund, L.P., a Cayman Islands exempted limited partnership (“GSCP Offshore”), GS Capital Partners VI GmbH & Co. KG, a limited partnership formed under the laws of the Federal Republic of Germany (“GSCP Germany”), GS Capital Partners VI Parallel, L.P., a Delaware limited partnership (“GSCP Parallel”), MBD 2011 Holdings, L.P., a Cayman Islands exempted limited partnership (“MBD 2011”), Bridge Street 2012 Holdings, L.P., a Cayman Islands exempted limited partnership (“Bridge Street”, collectively with GSCP, GSCP Offshore, GSCP Germany, GSCP Parallel, MBD 2011 and any Affiliates of the foregoing which own Equity Securities from time to time, the “GSCP Parties”), P2 Capital Master Fund I, L.P., a Cayman Islands exempted limited partnership (“P2 Capital I”) and P2 Capital Master Fund VII, L.P. (“P2 Capital VII”, and collectively with P2 Capital I and any Affiliates of the foregoing which own Equity Securities from time to time, the “P2 Parties”), and the Persons listed as Management Holders on the signature pages hereto.

W I T N E S S E T H :

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of May 29, 2012 (as such agreement may be amended, supplemented or otherwise modified from time to time, the “First Merger Agreement”), by and among Isabelle Holding Company, LLC, which was formerly known as Isabelle Holding Company Inc. prior to its conversion to a Delaware limited liability company on September 4, 2012 (“Parent”), Isabelle Acquisition Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”) and the Company, on the date hereof, Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation (the “First Merger”);

WHEREAS, pursuant to that Certificate of Ownership and Merger, dated September 7, 2012 (the “Certificate of Ownership and Merger”), on the date of this Agreement and immediately following the First Merger, Parent merged with and into the Company, with the Company continuing as the surviving corporation (the “Second Merger”);

WHEREAS, prior to the First Merger Effective Time, Parent issued to the GSCP Parties, and the GSCP Parties purchased from Parent, Membership Units in Parent, pursuant to a Subscription Agreement dated as of the date of this Agreement by and among Parent and the GSCP Parties (the “GS Subscription Agreement”);

WHEREAS, subject to the terms and conditions of that certain Contribution Agreement by and between Parent and P2 Capital I, dated as of May 29, 2012 (as such agreement may be amended, supplemented or otherwise modified from time to time, the “P2 Contribution Agreement”), and pursuant to a Subscription Agreement by and among Parent and the P2 Parties, dated as of the date of this Agreement (the “P2 Subscription Agreement”), prior to the First Merger Effective

Time,  the Company issued to the P2 Parties, and the P2 Parties acquired, Membership Units in Parent;

WHEREAS, pursuant to those certain management subscription agreements, dated as of the date of this Agreement (each, a “Management Subscription Agreement”), prior to the First Merger Effective Time, Parent issued to certain Management Holders, and certain Management Holders purchased from the Company, Membership Units in Parent;

WHEREAS, pursuant to those certain option rollover agreements, dated as of the date of this Agreement (each an “Option Rollover Agreement”), as of the First Merger Effective Date, certain stock options held by certain Management Holders were converted into options to acquire Membership Units in Parent (each a “Parent Option”);

WHEREAS, pursuant to the Certificate of Ownership and Merger, at the Second Merger Effective Time, each Membership Unit of Parent converted into one share of Common Stock and each Parent Option was converted into an option to acquire Common Stock (each a “Rollover Option”);

WHEREAS, the Company has adopted or will adopt an option plan (the “Option Plan”) pursuant to which it will grant options to purchase Common Stock (the “Plan Options”) to certain Management Holders and other employees and directors of the Company or any of its Affiliates; and

WHEREAS, the parties hereto deem it to be in their best interests to enter into an agreement establishing and setting forth their agreement with respect to certain rights and obligations associated with ownership of shares of capital stock of the Company.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

Section 1.               Definitions.

1.1.          Definitions.  As used herein, the following terms shall have the following meanings:

“Acceptance Notice” has the meaning ascribed to such term in Section 11(a).

“Accepted Shares” has the meaning ascribed to such term in Section 11(a).

“Additional First Offer Acceptance Period” has the meaning ascribed to such term in Section 5(b).

“Affiliate” means with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.  For the avoidance of doubt, (A) each GSCP Party shall be deemed to be an Affiliate of every other GSCP Party, (B) each P2 Party shall be deemed to be an Affiliate of every other P2 Party and (C) neither the Company nor any Person controlled by the Company shall be deemed to be an Affiliate of any Stockholder.

“Agreement” has the meaning ascribed to such term in the Preamble.

“Ancillary Documents” means, collectively, the GS Subscription Agreement, the P2 Subscription Agreement, the P2 Contribution Agreement, the Equity Syndication Agreement, the Registration Rights Agreement, the Management Agreement, the Management Subscription Agreements and the GSCP Parallel Letter Agreement.

“Board” means the board of directors of the Company.

“Bridge Street” has the meaning ascribed to such term in the Preamble.

“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in New York, New York.

“Bylaws” means the bylaws of the Company as in effect from time to time.

“Call Eligible Stock” has the meaning ascribed to such term in Section 8(a).

“Call Notice” has the meaning ascribed to such term in Section 8(b).

“Call Option” has the meaning ascribed to such term in Section 8(a).

“Call Option Price” means (i) in the event such termination of Employment is by the Company for Cause, the lesser of (x) the Fair Market Value of the Call Eligible Stock on the date of the event (i.e., the applicable termination of Employment and/or exercise of Common Stock Equivalents (including, without limitation, Plan Options and Rollover Options) after such termination, as applicable) triggering delivery of the Call Notice (subject to Section 8(b)) and (y) the price paid for the Call Eligible Stock by the applicable Management Holder (which in the case of Call Eligible Stock acquired in connection with the Second Merger or upon the exercise of a Rollover Options will be the Transaction Price), or (ii) in the event of any other termination of Employment, the Fair Market Value of the Call Eligible Stock on the date of the event (i.e., the applicable termination of Employment and/or exercise of Common Stock Equivalents (including, without limitation, Plan Options and Rollover Options) after such termination, as applicable) triggering delivery of the Call Notice (subject to Section 8(b)).

“Cash Payment Restriction” has the meaning ascribed to such term in Section 8(b).

“Cause” means (i) if a Management Holder is a party to an employment or a severance agreement with the Company or one of its Subsidiaries, the occurrence of any circumstances defined as “Cause” in such employment or severance agreement, or (ii) if a Management Holder is not a party to an employment or severance agreement with the Company or one of its Subsidiaries, (A) the Management Holder’s indictment for, or conviction or entry of a plea of guilty or nolo contendere to (1) any felony or (2) any crime (whether or not a felony) involving moral turpitude, fraud, theft, breach of trust or other similar acts, whether of the United States or any state thereof or any similar foreign law to which the Management Holder may be subject,

(B) the Management Holder’s being or having been engaged in conduct constituting breach of fiduciary duty, willful misconduct or negligence relating to the Company or any of its Subsidiaries or the performance of the Management Holder’s duties, (C) the Management Holder’s willful failure to (1) follow a reasonable and lawful directive of the Company or of the Subsidiary of the Company at which he or she is employed or provides services, or the Board, or (2) comply with any written rules, regulations, policies or procedures of the Company or a Subsidiary of the Company at which he or she is employed or to which he or she provides services which, if not complied with, would reasonably be expected to have more than a de minimis adverse effect on the business or financial condition of the Company or (D) the Management Holder’s deliberate and continued failure to perform his or her material duties to the Company or any of its Subsidiaries.  Notwithstanding the foregoing, the events described in clauses (A) through (D) of this definition shall constitute Cause only if the Company provides the Management Holder with written notice within 30 days after the Company’s initial knowledge of the events or circumstances that the Company believes constitute Cause and the Management Holder fails to cure such event or circumstance within 30 days after receipt from the Company of such notice.  For purposes of this definition, no act, or failure to act, on the part of the Management Holder shall be considered “willful” unless it is done, or omitted to be done, by the Management Holder in bad faith or without reasonable belief that the Management Holder’s action or omission was in the best interests of the Company.

“Certificate of Incorporation” means the certificate of incorporation of the Company as in effect from time to time.

“Certificate of Ownership and Merger” has the meaning ascribed to such term in the Recitals.

“Change of Control Transaction” means, in a single transaction or series of related transactions, the occurrence of any of the following events: (i) a majority of the outstanding voting power represented by the then outstanding Equity Securities of the Company shall have been acquired or otherwise become beneficially owned, directly or indirectly, by any Person or Persons acting as a “group” within the meaning of the Exchange Act (other than any of the Investor Stockholders), other than by reason of any underwritten public offering of the Common Stock, (ii) the sale, transfer, assignment or other disposition (including by merger, share purchase, recapitalization, redemption, reorganization, consolidation or otherwise, but excluding an underwritten public offering of the Common Stock) by stockholders of the Company of more than fifty percent (50%) of the voting power represented by the then outstanding Equity Securities of the Company, or (iii) the sale, lease, or exchange of substantially all the assets of the Company and its Subsidiaries on a consolidated basis, in each case to one or more Persons (other than to any Person who is an Investor Stockholder).  Notwithstanding the foregoing, a transaction will not constitute a “Change of Control Transaction” if, following the transaction described in clauses (i) and (ii) of the immediately preceding sentence, the Company will be beneficially owned directly or indirectly in substantially the same proportions (excluding beneficial ownership of the Company by any of the GSCP Parties or the P2 Parties by reason of their respective portfolio companies’ beneficial ownership of the Company) by the Persons who held the outstanding Equity Securities of the Company immediately before such transaction.

“Committee” means a committee of at least two members of the Board as the Board may appoint to administer the Option Plan or, if no such committee has been appointed by the Board, the Board.

“Common Stock” means the common stock, par value $0.01 per share, of the Company and any and all securities of any kind whatsoever of the Company which may be issued after the date of this Agreement in respect of, or in exchange for, such shares of common stock of the Company pursuant to a merger, consolidation, stock split, stock dividend or recapitalization of the Company or otherwise.

“Common Stock Equivalents” means all securities convertible into, or exchangeable or exercisable for (at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities may be subject) shares of Common Stock or other Equity Securities (including any option, warrant, or other right to subscribe for, purchase or otherwise acquire, or any note or debt security convertible into or exchangeable for, Common Stock or other Equity Securities).

“Company” has the meaning ascribed to such term in the Preamble.

“Confidential Information” has the meaning ascribed to such term in Section 31.

“Designating Party” means (i) with respect to any GSCP Director, GSCP Parallel and (ii) with respect to any P2 Director, P2 Capital I.

“DGCL” means the General Corporation Law of the State of Delaware, as amended.

“Disability” shall mean, with respect to any Management Holder, the Company or any of its Affiliates having cause to terminate a Management Holder’s Employment on account of “disability,” as defined in any existing employment, consulting or other similar agreement between the Management Holder and the Company or any of its Affiliates, or in the absence of such an employment, consulting or other agreement, a condition entitling a person to receive benefits under the long-term disability plan of the Company or any of its Affiliates, as may be applicable to the Management Holder in question, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Management Holder was employed or served when such disability commenced, as determined by the Committee based upon medical evidence acceptable to it.

“Drag-Along Election” has the meaning ascribed to such term in Section 7(a).

“Drag-Along Notice” has the meaning ascribed to such term in Section 7(b).

“Drag-Along Sale” has the meaning ascribed to such term in Section 7(a).

“Drag-Along Transferee” has the meaning ascribed to such term in Section 7(a).

“Drag-Along Transferor” means (i) if the GSCP Parties hold more than fifty percent (50%) of the outstanding Common Stock, the GSCP Parties or (ii) otherwise, the GSCP Parties and any other Stockholders who hold, in the aggregate, more than fifty percent (50%) of the outstanding

Common Stock.

“Dragged Stockholders” has the meaning ascribed to such term in Section 7(a).

“Employment” means (i) a Management Holder’s employment if the Management Holder is an employee of the Company or any of its Subsidiaries, (ii) a Management Holder’s services as a consultant, if the Management Holder is a consultant to the Company or any of its Subsidiaries and (iii) a Management Holder’s services as a non-employee director, if the Management Holder is a non-employee member of the Board or of the board of directors or similar governing body of any Subsidiary of the Company.

“Equity Securities” means any capital stock or other equity security of the Company or any of its Subsidiaries, including Common Stock and Common Stock Equivalents.

“Equity Syndication Agreement” means the Equity Syndication Agreement, dated September 7, 2012, by and among Parent, the GSCP Parties and P2 Capital Partners, LLC.

“ERISA” means the Employee Retirement Income Security Act of 1974 (and any sections of the Internal Revenue Code of 1986, as amended, amended by it) and all regulations promulgated thereunder, in each case as amended.

“Estate Planning Entity” means, with respect to any Management Holder, any trust or other entity created during the life of, or at the death of, such Management Holder, for estate planning purposes, all of the beneficial ownership interests of which are held by (or all of the beneficiaries of which are) such Management Holder and such Management Holder’s Family Members.

“Excess Shares” has the meaning ascribed to such term in Section 11(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC issued under such Act, as they may from time to time be in effect.

“Excluded Securities” means any (i) Equity Securities Issued by any Subsidiary of the Company to the Company or any other Subsidiary of the Company, (ii) Equity Securities Issued by the Company or any Subsidiary of the Company to employees or directors (in each case, who is not an employee of any Investor Stockholder or any of its Affiliates (other than the Company or any of its Affiliates)) of the Company or any Subsidiary of the Company pursuant to any stock option or similar plan (and any Equity Securities issuable upon exercise thereof or thereunder) or upon the exercise or conversion of any Common Stock Equivalents, (iii) Equity Securities Issued by the Company or any Subsidiary of the Company as a dividend or distribution or any subdivision or combination of securities, (iv) Equity Securities Issued by the Company or any Subsidiary of the Company to any employee or director (in each case, who is not an employee of any Investor Stockholder or any of its Affiliates (other than the Company or any of its Affiliates)) of the Company or any of its Subsidiaries in his or her capacity as such after the date of this Agreement, (v) Equity Securities Issued by the Company pursuant to the Equity Syndication Agreement, (vi) Equity Securities Issued and provided as consideration by the Company or any Subsidiary of the Company in connection with any transaction determined by the Board to be a strategic transaction (including, without limitation, any merger, share purchase, recapitalization, redemption, reorganization, consolidation or other business combination), (vii) Equity Securities

Issued in connection with an IPO, and (viii) Equity Securities Issued as an ancillary part of a bona fide arm’s length debt financing transaction.

“Express Opportunity” has the meaning ascribed to such term in Section 16(c).

“Fair Market Value” means, with respect to any Equity Securities or assets of the Company or its Subsidiaries (including the Call Eligible Stock, Prohibited Activity Eligible Stock and Put Eligible Stock) on any date, the value determined in good faith by the Board without discounts for lack-of-liquidity, marketability or minority ownership; provided, that, if there has been a valuation of the Common Stock by an independent appraiser as of a date within twelve (12) months prior to the date of the event requiring the determination of the Board hereunder, the methodology used in such valuation shall be used by the Board in determining Fair Market Value.  The Board’s determination shall (subject to the terms and conditions of the immediately preceding sentence) be final and binding on the Company and the Stockholders.

“Family Member” means, with respect to any Person, any parent, sibling, spouse, child (whether natural, adopted or step) or grandchild of such Person.

“First Merger” has the meaning ascribed to such term in the Recitals.

“First Merger Agreement” has the meaning ascribed to such term in the Recitals.

“First Merger Effective Time” means the effective time of the First Merger as defined in the First Merger Agreement.

“First Offer” has the meaning ascribed to such term in Section 5(a).

“First Offer Notice” has the meaning ascribed to such term in Section 5(a).

“Fully Participating Stockholder” has the meaning ascribed to such term in Section 11(a).

“Governmental Authority” means any nation or government, any foreign or domestic federal, state, county, municipal or other political instrumentality or subdivision thereof and any foreign or domestic entity or body exercising executive, legislative, judicial, regulatory, administrative or taxing functions of or pertaining to government, including any court.

“Group” means two or more Persons who agree to act together for the purpose of acquiring, holding, voting or disposing of Equity Securities.

“GSCP” has the meaning ascribed to such term in the Preamble.

“GSCP Directors” has the meaning ascribed to such term in Section 3.1(b)(i).

“GSCP Germany” has the meaning ascribed to such term in the Preamble.

“GSCP Offshore” has the meaning ascribed to such term in the Preamble.

“GSCP Parallel” has the meaning ascribed to such term in the Preamble.

“GSCP Parallel Letter Agreement” has the meaning ascribed to such term in Section 3.1(d).

“GSCP Parties” has the meaning ascribed to such term in the Preamble.

“GS Subscription Agreement” has the meaning ascribed to such term in the Recitals.

“HSR Act”  means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Initial First Offer Acceptance Period” has the meaning ascribed to such term in Section 5(a)(ii).

“Investor Stockholder” means any of the GSCP Parties or the P2 Parties.

“IPO” means the initial bona fide underwritten public offering and sale of Common Stock (or other Equity Securities of the Company or any Subsidiary of the Company, or of any successor of the Company or any of its Subsidiaries) pursuant to an effective registration statement (other than on Form S-4, S-8 or a comparable form) filed under the Securities Act.

“Issuance Period” has the meaning ascribed to such term in Section 11(b).

“Issuance Stock” has the meaning ascribed to such term in Section 11(a).

“Issue” or “Issued” means to issue (or have issued) or in any other way directly or indirectly sell or exchange, or agree to issue, sell or exchange, any security or any legal or beneficial interest therein.

“Legal or Regulatory Transfer” means any Transfer by a GSCP Party which such GSCP Party believes, in good faith, is necessary or reasonably advisable to bring any investor in such GSCP Party (or such investor’s Affiliates) into compliance (or into anticipated prospective compliance) with applicable law, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, as it may be amended from time to time, and the regulations to be promulgated thereunder, without regard to the effective date thereof or the date by which compliance thereunder is required.

“Majority GSCP Parties” means the GSCP Parties holding a majority of the aggregate Voting Shares then held by the GSCP Parties.

“Majority Management Holders” means the Management Holders holding a majority of the aggregate Voting Shares held by all of the Management Holders.

“Majority P2 Parties” means the P2 Parties holding a majority of the aggregate Voting Shares then held by the P2 Parties.

“Management Holder” means any current or former director, officer or employee of the Company or any of its Subsidiaries (or any Affiliate of such Person) who is a Stockholder and any Permitted Management Holder Transferee who is a Stockholder, but not including any director who is an employee of any Investor Stockholder or any of its Affiliates (other than the Company or any of its Affiliates) and any Investor Stockholder or any of its Affiliates (other than the Company or any of its Affiliates).

“Management Subscription Agreement” has the meaning ascribed to such term in the Recitals.

“Maximum Tag-Along Sale Number” has the meaning ascribed to such term in Section 6(a).

“MBD 2011” has the meaning ascribed to such term in the Preamble.

“Membership Units” has the meaning ascribed to such term in the Limited Liability Company Agreement of Parent, dated 4, 2012, as such agreement may be amended, supplemented or otherwise modified from time to time.

“Merger Sub” has the meaning ascribed to such term in the Recitals.

“Newco” has the meaning ascribed to such term in Section 14.

“Option Plan” has the meaning ascribed to such term in the Recitals.

“Option Rollover Agreement” has the meaning ascribed to such term in the Preamble.

“Option Stock” means Common Stock received upon the exercise of Common Stock Equivalents (including, without limitation, Plan Options and Rollover Options).

“P2 Capital I” has the meaning ascribed to such term in the Preamble.

“P2 Closing Date” means the date of this Agreement, provided, that if any P2 Party or any of its Affiliates or limited partners purchases Common Stock from the GSCP Parties and/or the Company after the date of this Agreement pursuant to the Equity Syndication Agreement, then the P2 Closing Date shall mean the last date on which Common Stock is acquired by any P2 Party or any of its Affiliates or limited partners pursuant to the Equity Syndication Agreement (which shall be no later than three months from the date of this Agreement).

“P2 Contribution Agreement” has the meaning ascribed to such term in the Recitals.

“P2 Directors” has the meaning ascribed to such term in Section 3.1(b)(ii).

“P2 Limited Partner” means any limited partner of a P2 Party that purchased or purchases Common Stock pursuant to the Equity Syndication Agreement.

“P2 Parties” has the meaning ascribed to such term in the Preamble.

“P2 Subscription Agreement” has the meaning ascribed to such term in the Recitals.

“Parent” has the meaning ascribed to such term in the Recitals.

“Parent Option” has the meaning ascribed to such term in the Preamble.

“Permitted Disclosure” has the meaning ascribed to such term in Section 31.

“Permitted Investor Transfer” means (i) any Transfer of Equity Securities by or to an Investor Stockholder or to any of such Investor Stockholder’s limited partners and (ii) any Transfer of Equity Securities pursuant to the Equity Syndication Agreement.

“Permitted Management Holder Transferee” has the meaning ascribed to such term in Section 8(a).

“Permitted Management Transfer” means any Transfer of Common Stock by a Management Holder to an Estate Planning Entity of such Management Holder or, following the death or in connection with the Disability of any such Management Holder Stockholder, to a Family Member of such Management Holder.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or agency or other entity of any kind or nature.

“Plan Options” has the meaning ascribed to such term in the Recitals.

“Preemptive Acceptance Period” has the meaning ascribed to such term in Section 11(a).

“Preemptive Offer” has the meaning ascribed to such term in Section 11(a).

“Preemptive Offer Notice” has the meaning ascribed to such term in Section 11(a).

“Preemptive Percentage” means, as to each Preemptive Stockholder, the quotient obtained (expressed as a percentage) by dividing (i) the number of shares of Common Stock owned by the Preemptive Stockholder on the date of the Preemptive Offer by (ii) the total number of shares of Common Stock owned by all Preemptive Stockholders on the date of the Preemptive Offer.

“Preemptive Stockholders” means (i) the Stockholders other than any Management Holder who owns Common Stock representing less than one percent (1%) of the outstanding Common Stock or who is not an “accredited investor” (as defined in Rule 501(a) under the Securities Act) and (ii) permitted assignees of the Investor Stockholders pursuant to Section 11(a).

“Prohibited Activity Eligible Stock” has the meaning ascribed to such term in Section 10(b)(iii).

“Prohibited Activity Event” has the meaning ascribed to such term in Section 10(b)(iii).

“Prohibited Activity Notice” has the meaning ascribed to such term in Section 10(c).

“Prohibited Activity Option” has the meaning ascribed to such term in Section 10(b)(iii).

“Prohibited Activity Price” means in the event of a Prohibited Activities Purchase, the lesser of (i) the Fair Market Value of the Prohibited Activities Eligible Stock on the date of the Final Disposition (subject to Section 10(c)) and (ii) the price paid for the Prohibited Activities Eligible Stock by the applicable Management Holder (which in the case of Prohibited Activities Eligible Stock acquired in connection with the Second Merger or upon the exercise of a Rollover Option, will be the Transaction Price).

“Prohibited Activities Purchase” has the meaning ascribed to such term in Section 10(b)(iii).

“Prohibited Disclosure or Use” has the meaning ascribed to such term in Section 10(a)(ii).

“Put Eligible Stock” has the meaning ascribed to such term in Section 9(a).

“Put Notice” has the meaning ascribed to such term in Section 9(b).

“Put Right” has the meaning ascribed to such term in Section 9(a).

“Qualified IPO” means an underwritten public offering and sale of Common Stock (or other Equity Securities of the Company or any Subsidiary of the Company, or of any successor of the Company or any of its Subsidiaries) pursuant to an effective registration statement (other than on Form S-4, S-8 or a comparable form) filed under the Securities Act resulting in aggregate net proceeds received by the Company of at least $50 million (after underwriters, brokers and dealers fees, commissions, discounts and allowances and any other fees and expenses required to be disclosed in Part II of such registration statement).

“Refused Stock” has the meaning ascribed to such term in Section 5(b).

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company, the GSCP Parties, the P2 Parties and the Management Holders, as amended from time to time.

“Restrictive Agreement” shall mean any agreement between the Company or one of its Subsidiaries and a Management Holder that contains non-competition, non-solicitation or confidentiality restrictions on such Management Holder.

“Restrictive Covenants” has the meaning ascribed to such term in Section 10(a)(i).

“Restructuring” has the meaning ascribed to such term in Section 14.

“Rollover Option” has the meaning ascribed to such term in the Preamble.

“Sale Period” has the meaning ascribed to such term in Section 5(c).

“SEC” means the Securities and Exchange Commission or such other federal agency which at such time administers the Securities Act.

“Second Merger” has the meaning ascribed to such term in the Recitals.

“Second Merger Effective Time” means the effective time of the Second Merger as defined in the Certificate of Ownership and Merger.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC issued under such Act, as they may from time to time be in effect.

“Selling Stockholder” has the meaning ascribed to such term in Section 6(a).

“Stockholders” means the parties to this Agreement (other than the Company) and any other subsequent holder of Equity Securities who agrees to be bound by the terms of this Agreement.

“Subject Stock” has the meaning ascribed to such term in Section 5(a)(i).

“Subsidiary” means, with respect to any Person, (i) any corporation, limited liability company, partnership or other entity of which shares of capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other similar managing body of such corporation, limited liability company, partnership or other entity are at the time directly or indirectly owned or controlled by such Person, or (ii) the management of which is otherwise controlled, directly or indirectly, by such Person.

“Tag-Along Notice” has the meaning ascribed to such term in Section 6(a).

“Tag-Along Offer” has the meaning ascribed to such term in Section 6(a).

“Tag-Along Offeror” has the meaning ascribed to such term in Section 6(a).

“Tag-Along Period” has the meaning ascribed to such term in Section 6(a).

“Tag-Along Sale” has the meaning ascribed to such term in Section 6(b).

“Tag-Along Sale Number” has the meaning ascribed to such term in Section 6(a).

“Tag-Along Stockholders” has the meaning ascribed to such term in Section 6(a).

“Transaction Price” means the price per Membership Unit paid by the GSCP Parties pursuant to the GS Subscription Agreement.

“Transfer” means to transfer, sell, assign, distribute, pledge, encumber, hypothecate, exchange, or in any other way directly or indirectly dispose of, in whole or in part, either voluntarily or involuntarily, including by gift, by way of merger (forward or reverse) or similar transaction, by operation of law or otherwise, any security or any legal or beneficial interest therein, including the grant of an option or other right or interest that would result in the transferor no longer having the economic consequences of ownership in, or the power to vote, such security.

“Transfer Restriction Date” means the second anniversary of the date of this Agreement.

“Transferring Stockholder” has the meaning ascribed to such term in Section 5.

“Total Tag-Along Shares” has the meaning ascribed to such term in Section 6(a).

“Unvested Stock” means Equity Securities which are not vested and with respect to Common Stock Equivalents, includes those that are either not vested or are not exercisable or both.

“Voting Shares” means, at any time, any securities of the Company, the holders of which are generally entitled to vote for the election of directors to the Board (including all outstanding shares of Common Stock).

1.2.          General Interpretive Principles.  When a reference is made in this Agreement to a Section, Schedule or Exhibit such reference shall be to a Section of, or a Schedule or Exhibit to, this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole (including the Schedules and Exhibits) and not to any particular provision of this Agreement.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to cover all genders.  Any statute, rule, order or regulation defined or referred to in this Agreement or in any agreement or instrument that is referred to in this Agreement shall mean such statute, rule, order or regulation as from time to time amended, updated, modified, supplemented or superseded, including by succession of comparable successor statutes, rules, orders or regulations and references to all attachments thereto and instruments incorporated therein.  Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates.  The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

Section 2.               Methodology for Calculations.  For all purposes of this Agreement, the proposed Transfer or the Transfer of a Common Stock Equivalent shall be treated as the proposed Transfer or the Transfer of the shares of Common Stock into which such Common Stock Equivalent can be converted, exchanged or exercised.  Except as otherwise expressly provided in this Agreement, for purposes of calculating (a) the amount of outstanding shares of Common Stock as of any date and (b) the amount of shares of Common Stock owned by a Person hereunder (and the percentage of the outstanding shares of Common Stock owned by a Person hereunder), no Common Stock Equivalents of the Company shall be treated as having been converted, exchanged or exercised.  In the event of any stock split, stock dividend, reverse stock split, any combination of the shares of Common Stock or any similar event, with respect to all references in this Agreement to a Stockholder or Stockholders holding a number of shares of Common Stock, the applicable number shall be appropriately adjusted to give effect to such stock split, stock dividend, reverse stock split, any combination of the shares of Common Stock or similar event.

Section 3.               Corporate Governance.

3.1.          Board of Directors.

(a)           From and after the date of this Agreement, the parties agree that the Board shall be comprised of nine (9) directors or, subject to compliance with Section 3.6(a)(vi), such other number of directors as may from time to time be determined by the GSCP Parties.  The initial directors of the Board shall consist of (i) Ann Berry, Christopher Crampton, Bradley

Gross, Philip Grovit and Sanjeev Mehra, as the initial GSCP Directors, (ii) Claus J. Moller and Josh Paulson, as the initial P2 Directors, (iii) Michael J. Grebe and (iv) Kenneth D. Sweder.

(b)           Unless otherwise agreed by the Investor Stockholders, from and after the date of this Agreement:

(i)            GSCP Parallel shall have the right to designate five (5) members of the Board (the persons from time to time designated by GSCP Parallel in accordance with the foregoing being referred to herein as the “GSCP Directors”);

(ii)           For so long as the P2 Parties hold fifty percent (50%) or more of the number of aggregate Voting Shares held by the P2 Parties as of the P2 Closing Date, P2 Capital I shall have the right to designate two (2) members of the Board (the persons from time to time designated by P2 Capital I in accordance with the foregoing being referred to herein as the “P2 Directors”), and for so long as the P2 Parties hold twenty-five percent (25%) or more of the number of aggregate Voting Shares held by the P2 Parties as of the P2 Closing Date, P2 Capital I shall have the right to designate one (1) P2 director;

(iii)          The chief executive officer of the Company shall be a member of the Board and shall be Chairman of the Board during the term of his or her Employment as chief executive officer;

(iv)          The president of the Company shall be a member of the Board during the term of his or her Employment as president; and

(v)           It is understood and agreed that for so long as the GSCP Parties and their Affiliates hold a majority of the outstanding Voting Shares, the GSCP Parties and their Affiliates shall be entitled to designate at least a majority of the directors constituting the Board.  If the GSCP Parties and their Affiliates hold less than a majority of the outstanding Voting Shares, (i) the Stockholder who, together with its Affiliates, holds a majority of the outstanding Voting Shares shall be entitled to designate the five (5) members of the Board previously appointed by GSCP Parallel and (ii) if no Stockholder holds a majority of the outstanding Voting Shares, the Stockholder who, together with its Affiliates, holds a plurality of the outstanding Voting Shares shall be entitled to designate the five (5) members of the Board previously appointed by GSCP Parallel, provided that, if the P2 Parties are entitled to designate the five (5) members of the Board previously appointed by GSCP Parallel pursuant to this Section 3.1(v), the two (2) members of the Board designated by the P2 Parties pursuant to Section 3.1(ii) shall be designated by all other Stockholders who hold Voting Shares so that the P2 Parties shall not designate more than (5) members of the Board.

(c)           Except as required by applicable law and subject to Section 3.6, the business and affairs of the Company shall be managed by or under the direction of the Board.  At all meetings of the Board, a quorum shall consist of not less than a number of directors holding a majority of the votes held by all directors, at least one of whom shall be, for so long as he serves as a member of the Board, either Michael Grebe or Kenneth Sweder, and at least one of whom shall be a P2 Director for so long as the P2 Parties hold fifty percent (50%) or more of the number of aggregate Voting Shares held by the P2 Parties as of the P2 Closing Date.  If, at any duly convened meeting of the Board, a quorum is not present due to the absence of (i) both Michael Grebe and Kenneth Sweder or (ii) a P2 Director, then such meeting may be reconvened upon at least three Business Days’ advance notice to each director, and (A) if a quorum was lacking because of the absence of Michael Grebe and Kenneth Sweder, the presence of Michael Grebe and Kenneth Sweder shall not be required to constitute a quorum at the reconvened meeting, (B) if a quorum was lacking because of the absence of a P2 Director, the presence of a P2 Director shall not be required to constitute a quorum at the reconvened meeting, and (C) if a quorum was lacking because of the absence of Michael Grebe, Kenneth Sweder and a P2 Director, the presence of Michael Grebe, Kenneth Sweder and a P2 Director shall not be required to constitute a quorum at the reconvened meeting.  All actions of the Board shall require the affirmative vote of at least a majority of the votes held by all directors.  The Investor Stockholders acknowledge and agree that for so long as the P2 Directors are members of the Board, they shall ensure that the GS Directors shall give due consideration to the views of the P2 Directors in respect of any material actions of the Company or its Subsidiaries, including material acquisitions and dispositions, refinancing of indebtedness, incurring material additional indebtedness, declaring dividends, creation or amendment of any equity incentive plans and settlement of any material litigation. Subject to applicable law, any action that may be taken at a meeting of the Board may also be taken by written consent of all of the members of the Board in lieu of a meeting.

(d)           If, at any time, GSCP Parallel owns any Equity Securities, GSCP Parallel shall have such other rights as are set forth in a letter agreement entered into as of the date of this Agreement between the Company and GSCP Parallel (as amended from time to time, the “GSCP Parallel Letter Agreement”).

3.2.          Committees; Subsidiaries.

(a)           The Board shall designate an audit committee and a compensation committee, and such other committees of the Board as the Board sees fit to designate.  Each committee of the Board shall consist of one or more directors.

(b)           At the request of the applicable Designating Party, the Investor Stockholders shall take all actions necessary to cause the Board to cause any committee of the Board to be comprised of (i) one or more directors appointed by the Investor Stockholder who has the right to designate five (5) members of the Board and (ii) one director appointed by the Investor Stockholder who has the right to designate two (2) members of the Board; provided, that in each case, the Designating Party requests that such appointment be made.

(c)           The size and composition of the board of directors or other similar managing body of any Subsidiary of the Company or any committees of the board of directors or other similar managing body of any Subsidiary of the Company shall be determined by the Board.

3.3.          Vacancies; Resignation; Removal.

(a)           Subject to Section 3.3(b), each director shall hold his office until his death or resignation or until his successor shall have been duly elected and qualified.  If any GSCP Director or P2 Director shall cease for any reason to serve as a director of the Company, the Investor Stockholders shall take all actions necessary to cause the vacancy resulting thereby to be filled by another Person selected by such director’s Designating Party if his or her Designating Party is then entitled to designate a GSCP Director or P2 Director, as the case may be.  If any GSCP Director or P2 Director serving on any committee of the Board shall cease for any reason to serve as a member of any such committee, the Investor Stockholders shall take all actions necessary to cause such director to be succeeded by another GSCP Director or P2 Director selected by his or her Designating Party, if his or her Designating Party is then entitled to designate a GSCP Director or P2 Director, as the case may be.

(b)           The removal from the Board of any GSCP Director or P2 Director shall be only at the written request of such director’s Designating Party, provided, that if a Designating Party no longer has the right to designate a director pursuant to Section 3.1(b), the Board and the Stockholders shall promptly take all such action necessary or desirable to cause the removal of such incumbent director(s) from office.  Except as set forth in Section 3.3(a), any vacancy on the Board (including any vacancy created as a result of a Designating Party no longer having the right to appoint a director pursuant to Section 3.1) shall be filled by Stockholders holding a majority of the then outstanding Voting Shares.

3.4.          Expenses.  The Company shall pay the reasonable out-of-pocket expenses incurred by each member of the Board in connection with performing his or her duties as a member of the Board, including the reasonable out-of-pocket expenses incurred by such person for attending meetings of the Board or any committee thereof or meetings of any board of directors or other similar managing body (and any committee thereof) of any Subsidiary of the Company.

3.5.          Cooperation; Voting of Shares.

(a)           Each Stockholder shall take all necessary or desirable actions within its control to ensure that at all times the Certificate of Incorporation and Bylaws (i) comply with and do not at any time conflict with any provision of this Agreement and (ii) permit each Stockholder to receive the benefits to which it is entitled under this Agreement.  Each of the Stockholders hereby agrees that the Certificate of Incorporation and Bylaws in the form attached hereto as Exhibit A and Exhibit B, respectively, shall be in effect on the date of this Agreement, and shall remain in effect until amended in accordance with applicable law.

(b)           Each Stockholder shall vote all of its Voting Shares, execute proxies or, to the extent permitted by the Certificate of Incorporation, execute written consents, as the case may be, and take all other necessary or desirable actions within its control, including attending and voting at meetings in person or by proxy for purposes of obtaining a quorum, to (i) effectuate the provisions of this Agreement, and (ii) cause the persons designated in accordance with this Agreement to serve as directors of the Board.

(c)           The Company shall, and shall cause each of its Subsidiaries, to take all necessary or desirable actions within its control (including calling special board and stockholder meetings, nominating for election to the Board those individuals designated by any Designating Party to serve as a director in accordance with the terms of this Agreement, and providing therefor in the Company’s or its Subsidiaries’ organizational documents) to effectuate the provisions of this Agreement.

3.6.          Approval of Certain Matters.

(a)           The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, take any of the following actions without the prior approval of (x) the Board and (y) for so long as the P2 Parties and the P2 Limited Partners hold fifty percent (50%) or more of the number of Voting Shares held by the P2 Parties and the P2 Limited Partners as of the P2 Closing Date, the Majority P2 Parties, provided, that in the case of Sections 3.6(a)(vii) and (viii), the prior approval of the P2 Parties shall not be unreasonably withheld, conditioned or delayed:

(i)            make any amendment to its Certificate of Incorporation, Bylaws or other equivalent constituent documents in a manner that would adversely affect the P2 Parties relative to the GSCP Parties;

(ii)           enter into any transaction with the GSCP Parties or any of their Affiliates, other than (x) any such transaction (or series of related transactions) that is on terms no less favorable to the Company taken as a whole than would be obtained in an arm’s-length transaction with an unrelated third Person in similar circumstances, (y) payment of a portion of the $10 million aggregate transaction fee that is payable by the Company to Affiliates of the Investor Stockholders in connection with the First Merger and (z) as expressly contemplated by this Agreement or any of the Ancillary Documents;

(iii)          make any bankruptcy or similar filing with respect to insolvency proceedings, or effect any liquidation, dissolution or winding up of the Company or any Subsidiary of the Company;

(iv)          make any material tax election that would impact the P2 Parties in a manner that would adversely affect the P2 Parties relative to the GSCP Parties;

(v)           enter into any new material line of business, terminate any existing material line of business by the Company or any of its Subsidiaries or make any other material change in the nature or scope of the business conducted by the Company or any of its Subsidiaries as of the date of this Agreement;

(vi)          increase or decrease the size of the Board in a manner that adversely affects the P2 Parties relative to the GSCP Parties;

(vii)         approve or adopt any annual budget and, if applicable, any quarterly budget of the Company, any amendment thereto, and any material variation therefrom;

(viii)        hire, remove from office, dismiss or terminate the Employment of, the chief executive officer of the Company, the president of the Company or the chief financial officer of the Company; or

(ix)           approve, amend or modify any compensation packages of senior executives of the Company.

3.7.          Management Rights.  The Company acknowledges that the provisions of Section 3 of this Agreement, including the GSCP Parallel Letter Agreement, are intended to provide GSCP Parallel with “contractual management rights” within the meaning of ERISA.

Section 4.               Restrictions on Transfers of Equity Securities by Stockholders.

(a)           Prior to the earlier of (x) the Transfer Restriction Date and (y) an IPO, subject to the remaining subsections of this Section 4, to the extent that the GSCP Parties hold at least twenty-five percent (25%) of the outstanding Common Stock, no P2 Party shall Transfer any Equity Securities other than (i) in a Permitted Investor Transfer, (ii) pursuant to Section 6 as a Tag-Along Stockholder, (iii) to the extent required as a Dragged Stockholder pursuant to a Drag-Along Sale or (iv) with the prior written approval of the Majority GSCP Parties; it being understood that any Transfer pursuant to clause (iv) and any Transfer, other than Transfers pursuant to clause (i), (ii) or (iii), when the GSCP Parties hold less than twenty-five percent (25%) of the outstanding Common Stock shall, in each case, be subject to compliance with the remaining subsections of this Section 4 and compliance with the provisions of Section 5 and the provisions of Section 6.  Following the Transfer Restriction Date, subject to compliance with the remaining subsections of this Section 4 and compliance with the provisions of Section 5 and the provisions of Section 6 (in each case, if applicable), the P2 Parties may freely Transfer Equity Securities to any Person(s).

(b)           Prior to an IPO, no Management Holder shall Transfer any Equity Securities other than (i) pursuant to a Permitted Management Transfer, (ii) pursuant to Section 6 as a Tag-Along Stockholder, (iii) pursuant to Section 8, (iv) pursuant to Section 9, (v) pursuant to Section 10, (vi) to the extent required as a Dragged Stockholder pursuant to a Drag-Along Sale or (vii) with the prior written consent of the Majority GSCP Parties.

(c)           Following the date of this Agreement, each GSCP Party shall have the right to Transfer all or any portion of its Equity Securities without restriction, subject to compliance with Section 6; provided that Section 6 shall not apply to (i) any Legal or Regulatory Transfer or (ii) any Permitted Investor Transfer.

(d)           Notwithstanding anything contained herein to the contrary, any transferee of Equity Securities who is not a Stockholder (other than the Company) shall upon the consummation of, and as a condition to, such Transfer execute and deliver to the Company (which the Company shall then deliver to all Stockholders) an agreement (or a counterpart to this Agreement) pursuant to which such transferee agrees to be bound by the terms of this Agreement as a Stockholder, with such rights of the transferor that are assigned by the transferor in compliance with Section 24.

(e)           Any Transfer or attempted Transfer of Equity Securities in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Equity Securities as the owner of such Equity Securities for any purpose.

Section 5.               Rights of First Offer.  Except as set forth in Section 5(f), any proposed Transfer of Equity Securities by a P2 Party (a “Transferring Stockholder”) prior to a Qualified IPO shall be consummated only in accordance with the following procedures:

(a)           The Transferring Stockholder shall first deliver to the Company and the GSCP Parties a written notice (a “First Offer Notice”), which shall (i) state the Transferring Stockholder’s intention to Transfer any Equity Securities to one or more Persons, the amount and type of Equity Securities to be Transferred (the “Subject Stock”), the purchase price therefor and a summary of the other material terms of the proposed Transfer and (ii) offer the Company and the GSCP Parties the option to acquire all or a portion of such Subject Stock upon the terms and subject to the conditions of the proposed Transfer as set forth in the First Offer Notice (the “First Offer”).  The First Offer shall remain open and irrevocable for the periods set forth below (and, to the extent the First Offer is accepted during such periods, until the consummation of the Transfer contemplated by the First Offer).  The Company shall have the right and option, for a period of thirty (30) days after delivery of the First Offer Notice (the “Initial First Offer Acceptance Period”), to accept the First Offer for all or any part of the Subject Stock at the purchase price and on the terms stated in the First Offer Notice.  Such acceptance shall be made by delivering a written notice to the Transferring Stockholder and the GSCP Parties within the Initial First Offer Acceptance Period.

(b)           If the Company shall fail to accept all of the Subject Stock offered pursuant to, or shall reject in writing, the First Offer (the Company being required to notify in writing the Transferring Stockholder and GSCP Parties of its rejection or failure to accept in the event of the same), then, upon the earlier of the expiration of the Initial First Offer Acceptance Period or the giving of such written notice of rejection or failure to accept such offer by the Company, the GSCP Parties shall have the right and option, for a period of ten (10) days thereafter (the “Additional First Offer Acceptance Period”), to accept the First Offer for all or any part of the Subject Stock so offered and not accepted by the Company (the “Refused Stock”) at the purchase price and on the terms stated in the First Offer Notice.  Such acceptance shall be made by delivering a written notice to the Company and the Transferring Stockholder within the Additional First Offer Acceptance Period specifying the maximum number of shares the GSCP Parties will purchase.

(c)           If effective acceptance shall not be received pursuant to Sections 5(a) and/or 5(b) above with respect to no less than all of the Subject Stock offered pursuant to the First Offer Notice, then the Transferring Stockholder may, at its option, accept or reject all or any portion of the acceptance by the Company and/or the GSCP Parties to purchase the Subject Stock and the Transferring Stockholder may Transfer all or any portion of the Subject Stock to any Person or Persons at a price not less than the price, and on other terms not materially more favorable to the purchaser thereof than the terms, stated in the First Offer Notice at any time within ninety (90) days (plus a sufficient number of days to allow the expiration or termination of all waiting periods under the HSR Act or receipt of other regulatory approvals applicable to such Transfer) after the expiration of the Additional First Offer Acceptance Period (the “Sale Period”).  In the event that all of the Subject Stock is not Transferred by the Transferring Stockholder during the Sale Period, the right of the Transferring Stockholder to Transfer such Subject Stock which is not Transferred shall expire and the obligations of Section 4 and this Section 5 shall be reinstated.

(d)           All Transfers of Subject Stock to the Company and/or to the GSCP Parties subject to any First Offer Notice shall be consummated contemporaneously at the offices of the Company on the later of (i) a mutually satisfactory Business Day within fifteen (15) days after the expiration of the Initial First Offer Acceptance Period, or the Additional First Offer Acceptance Period, as applicable, and (ii) the fifth (5th) Business Day following the expiration or termination of any waiting periods under the HSR Act or receipt of other regulatory approvals applicable to such Transfers, or at such other time and/or place as the parties to such Transfers may agree.  The delivery of certificates or other instruments evidencing such Subject Stock duly endorsed for transfer shall be made on such date against payment of the purchase price for such Subject Stock.

(e)           Notwithstanding anything contained herein to the contrary, prior to any Transfer of any Equity Securities by a Transferring Stockholder pursuant to this Section 5, the Transferring Stockholder shall, after complying with the provisions of this Section 5, comply with the provisions of Section 6.

(f)            The requirements of this Section 5 shall not apply to (i) any Permitted Investor Transfer, (ii) any Transfer of Equity Securities by any Tag-Along Stockholder to a Tag-Along Offeror pursuant to Section 6, (iii) any Transfer of Equity Securities required to be made by a Dragged Stockholder pursuant to a Drag-Along Sale or (iv) a Transfer pursuant to a public offering.  The requirements of this Section 5 are in addition to, and not in limitation of, any other restrictions on Transfers of Equity Securities contained in this Agreement.

(g)           Notwithstanding anything contained herein to the contrary, the GSCP Parties shall have no right of First Offer pursuant to this Section 5 if the GSCP Parties hold less than twenty-five percent (25%) or more of the outstanding Common Stock.

Section 6.               Tag-Along Rights.

(a)           Except as set forth in Section 6(d), prior to a Qualified IPO, in the event that any Investor Stockholder (a “Selling Stockholder”) proposes to Transfer Equity Securities to one or more Persons, prior to effecting such Transfer of Equity Securities, the Selling Stockholder shall give not less than ten (10) days prior written notice (the “Tag-Along Notice”) of such intended Transfer to each other Stockholder (the “Tag-Along Stockholders”), which shall specifically identify the identity of the proposed transferee or transferees (together, the “Tag-Along Offeror”), the number of Equity Securities proposed to be Transferred by the Selling Stockholder(s) to the Tag-Along Offeror (the “Tag-Along Sale Number”), the maximum number of Equity Securities that the Tag-Along Offeror is willing to purchase (the “Maximum Tag-Along Sale Number”), the amount and form of the purchase price therefor, and a summary of the other material terms and conditions of the proposed Transfer, and shall contain an offer (the “Tag-Along Offer”) by the Tag-Along Offeror to each Tag-Along Stockholder, which Tag-

Along Offer shall be irrevocable for a period of ten (10) days after the later of delivery thereof and the expiration of the Additional First Offer Acceptance Period, to the extent applicable (the “Tag-Along Period”) (and, to the extent the Tag-Along Offer is accepted during such period, shall remain irrevocable until the consummation of the Transfer contemplated by the Tag-Along Offer), to purchase from such Tag-Along Stockholders at the same price per share to be paid to, and upon the same terms offered by the Tag-Along Offeror to, the Selling Stockholder, which shall be set forth in the Tag-Along Notice, that number of Equity Securities (other than any Common Stock Equivalents, unless Common Stock Equivalents are among the Equity Securities that the Selling Stockholder proposes to Transfer to the Tag-Along Offeror and are counted in the Tag-Along Sale Number of such Tag-Along Stockholders as is equal to the product of (x) a fraction, the numerator of which is the Tag-Along Sale Number and the denominator of which is the aggregate number of Equity Securities (other than any Common Stock Equivalents, unless Common Stock Equivalents are among the Equity Securities that the Selling Stockholder proposes to Transfer to the Tag-Along Offeror and are counted in the Tag-Along Sale Number) owned as of the date of the Tag-Along Offer by the Selling Stockholder and its Affiliates and (y) the number of Equity Securities (other than any Common Stock Equivalents, unless Common Stock Equivalents are among the Equity Securities that the Selling Stockholder proposes to Transfer to the Tag-Along Offeror and are counted in the Tag-Along Sale Number) owned by such Tag-Along Stockholder as of the date of the Tag-Along Offer; provided that the number of Equity Securities required to be purchased from such Tag-Along Stockholder by the Tag-Along Offeror shall be subject to reduction in accordance with the last sentence of this Section 6(a).  A copy of the Tag-Along Notice shall promptly be sent to the Company.  The Tag-Along Offer may be accepted in whole or in part at the option of each of the Tag-Along Stockholders.  Notice of any Tag-Along Stockholder’s intention to accept a Tag-Along Offer, in whole or in part, shall be evidenced by a writing signed by such Tag-Along Stockholder and delivered to the Tag-Along Offeror and the Company prior to the end of the Tag-Along Period, setting forth the number of Equity Securities that such Tag-Along Stockholder elects to Transfer.  Promptly upon receipt of such writing from any Tag-Along Stockholder the Company shall provide a copy of such writing to each other Tag-Along Stockholder.  In the event that the number of Equity Securities proposed to be sold by the Selling Stockholder to the Tag-Along Offeror plus the aggregate number of Equity Securities all Tag-Along Stockholders elect to Transfer to a Tag-Along Offeror (the “Total Tag-Along Shares”) is greater than the Maximum Tag-Along Sale Number, the Selling Stockholder and each Tag-Along Stockholder shall be entitled to Transfer to the Tag-Along Offeror only that number of Equity Securities that is equal to (A) the number of Equity Securities that it sought or elected, as applicable, to be Transferred to such Tag-Along Offeror by such Selling Stockholder or Tag-Along Stockholder, as applicable, multiplied by (B) a fraction the numerator of which is the Maximum Tag-Along Sale Number and the denominator of which is the Total Tag-Along Shares.

(b)           In connection with any Transfer of Equity Securities pursuant to a Tag-Along Offer (a “Tag-Along Sale”), all Tag-Along Stockholders shall be obligated, if applicable, to vote (or consent in writing, as the case may be) all Voting Shares held by them in favor of any Tag-Along Sale being effected by merger or consolidation or other transaction requiring a Stockholder vote and the Tag-Along Stockholders and the Company shall in all other respects support the transaction contemplated by the Tag-Along Sale to the fullest extent permitted by law and shall be obligated to cooperate in the consummation of the transaction contemplated thereby and shall execute all documents, including a sale, purchase agreement, or merger agreement, reasonably requested by the Company or the Selling Stockholder containing the terms and conditions of the Tag-Along Sale and the Tag-Along Stockholders shall waive any and all dissenters’ rights or appraisal rights available to such Tag-Along Stockholder under applicable law; provided, however, that no Tag-Along Stockholder shall be required to make any representations or warranties in any agreement relating to a Tag-Along Sale other than representations and warranties relating to such Tag-Along Stockholder and the ownership of its Equity Securities that are on terms no less favorable to such Tag-Along Stockholder than those made by the Selling Stockholder and are customary in similar transactions, including representations and warranties relating to title, authorization and execution and delivery, nor shall any Tag-Along Stockholder be required to provide indemnification with respect to any representations or warranties made by any other Stockholder or in an amount exceeding the amount of the proceeds received by such Tag-Along Stockholder in the Tag-Along Sale or to participate in any escrow relating to a Tag-Along Sale in excess of such Tag-Along Stockholder’s pro rata participation in the Tag-Along Sale (based on proceeds received) (but will otherwise agree to any indemnification or escrow provisions agreed to by the Selling Stockholders).  In addition, no Tag-Along Stockholders shall exercise any rights of appraisal or dissenters rights that such Tag-Along Stockholder may have (whether under applicable law or otherwise) or could potentially have or acquire in connection with any Tag-Along Sale or any proposal that is necessary or desirable to consummate the Tag-Along Sale.

(c)           All Transfers of Equity Securities to the Tag-Along Offeror pursuant to this Section 6 shall be consummated contemporaneously at the offices of the Company on the later of (i) a mutually satisfactory Business Day as soon as practicable, but in no event more than fifteen (15) days after the expiration of the Tag-Along Period, or (ii) the fifth (5th) Business Day following the expiration or termination of all waiting periods under the HSR Act or receipt of other regulatory approvals applicable to such Transfers, or at such other time and/or place as the parties to such Transfers may agree.  The delivery of certificates or other instruments evidencing such Equity Securities duly endorsed for transfer shall be made on such date against payment of the purchase price for such Equity Securities.

(d)           The requirements of this Section 6 shall not apply to (i) any Legal or Regulatory Transfer, (ii) any Permitted Investor Transfer, (iii)  any Transfer of Equity Securities required to be made by a Dragged Stockholder pursuant to a Drag-Along Sale or (iv) a Transfer pursuant to a public offering.  The requirements of this Section 6 are in addition to, and not in limitation of, any other restrictions on Transfers of Equity Securities contained in this Agreement.

Section 7.               Drag-Along Rights.

(a)           If, prior to an IPO, the Drag-Along Transferor proposes to make a bona fide Transfer to any Person or Group that is not an Affiliate of any Drag-Along Transferor (collectively, a “Drag-Along Transferee”) of Equity Securities which would result in a Change of Control Transaction (a “Drag-Along Sale”), then the Drag-Along Transferor may elect (a “Drag-Along Election”) to require each other Stockholder (the “Dragged Stockholders”) to Transfer Equity Securities (as calculated below) as a part of the Drag-Along Sale to such Drag-Along Transferee, at the same amount and form of consideration and upon the same terms and subject to the same conditions as the Drag-Along Transferor, all of which shall be set forth in the Drag-

Along Notice (as defined below).  The Drag-Along Transferor may require each Dragged Stockholder to Transfer that number of Equity Securities (including for this purpose Common Stock Equivalents but which, at the election of the Drag-Along Transferor, may exclude Unvested Stock (other than Common Stock or Common Stock Equivalents that vest as a result of such Drag-Along Sale)) as is equal to the product of (x) a fraction, the numerator of which is the number of Equity Securities as is proposed to be sold by the Drag-Along Transferor to the Drag-Along Transferee and the denominator of which is the aggregate number of Equity Securities owned as of the date of the Drag-Along Notice by the Drag-Along Transferor and (y) the number of Equity Securities (including for this purpose Common Stock Equivalents but excluding Unvested Stock (other than Common Stock and Common Stock Equivalents that vest as a result of such Drag-Along Sale) if so elected by the Drag-Along Transferor as set forth above) owned by such Dragged Stockholder as of the date of the Drag-Along Notice; provided that the purchase price to be paid in such Drag-Along Sale for any Common Stock Equivalent shall equal the purchase price per share of Common Stock to be paid in such Drag-Along Sale less the amount per share of the exercise or purchase price (if any) of such Common Stock Equivalent.

(b)           The rights set forth in Section 7(a) shall be exercised by giving written notice (the “Drag-Along Notice”) to each Dragged Stockholder and to the Company setting forth in detail the terms of the proposed Drag-Along Sale including the identity of the Drag-Along Transferee, the form of the Drag-Along Sale including, if applicable, the number of Equity Securities proposed to be Transferred in such Drag-Along Sale, the amount and form of the purchase price therefor, the proposed closing date of the Drag-Along Sale, and a summary of the other material terms and conditions of the Drag-Along Sale.  In connection with any Drag-Along Sale, all Dragged Stockholders shall be obligated, if applicable, to vote (or consent in writing, as the case may be) all Voting Shares held by them in favor of any Drag-Along Sale being effected by merger or consolidation or other transaction requiring a stockholder vote and the Dragged Stockholders and the Company shall in all other respects support the transaction contemplated by the Drag-Along Sale to the fullest extent permitted by law and shall be obligated to cooperate in the consummation of the transaction contemplated thereby and shall execute all documents, including a sale, purchase or merger agreement, consistent with this Section 7 and reasonably requested by the Company or the Drag-Along Transferor containing the terms and conditions of the Drag-Along Sale and the Dragged Stockholders shall waive any and all dissenters’ rights or appraisal rights available to such Dragged Stockholder under applicable law; provided, however, that no Dragged Stockholder shall be required to make any representations or warranties in any agreement relating to a Drag-Along Sale other than representations and warranties relating to such Dragged Stockholder and the ownership of its Equity Securities that are on terms no less favorable to such Dragged Stockholder than those made by the Drag-Along Transferor and are customary in similar transactions including representations and warranties relating to title, authorization and execution and delivery, nor shall any Dragged Stockholder be required to provide indemnification with respect to any representations or warranties made by any other Stockholder or in an amount exceeding the amount of the proceeds received by such Dragged Stockholder in the Drag-Along Sale or to participate in any escrow relating to a Drag-Along Sale in excess of such Dragged Stockholder’s pro rata participation in the Drag-Along Sale (based on proceeds received) (but will otherwise agree to any indemnification or escrow provisions agreed to by the Drag-Along Transferor).  In addition, no Dragged Stockholders shall exercise any rights of appraisal or dissenters rights that such Dragged Stockholder may have (whether under applicable law or otherwise) or could potentially have or acquire in connection with any Drag-Along Sale or any proposal that is necessary or desirable to consummate the Drag-Along Sale.

(c)           The Drag-Along Transferee and any Drag-Along Sale transaction pursuant to this Section 7 shall be selected pursuant to a sale process determined by the Drag-Along Transferor, which may include an auction process managed by an investment banking firm selected by the Drag-Along Transferor.  All fees and expenses related to any Drag-Along Sale, including the fees of any such investment banking firm but not including the fees of counsel for any individual Stockholder, shall be paid by the Company.

(d)           Upon delivery of a Drag-Along Notice to the Company, the Company will take such actions as are necessary to accomplish the Drag-Along Sale specified therein as soon as is reasonably practicable.

(e)           All Transfers of Equity Securities to the Drag-Along Transferee pursuant to this Section 7 shall be consummated contemporaneously at the offices of the Company on the later of (i) a Business Day not less than fifteen (15) or more than sixty (60) days after the Drag-Along Notice is delivered to the Dragged Stockholders or (ii) the fifth (5th) Business Day following the expiration or termination of all waiting periods under the HSR Act or receipt of other regulatory approvals applicable to such Transfers, or at such other time and/or place as the Drag-Along Transferor may otherwise determine.  The delivery of certificates or other instruments evidencing such Equity Securities duly endorsed for Transfer shall be made on such date against payment of the purchase price for such Equity Securities.  If the Drag-Along Sale proposed pursuant to the Drag-Along Notice is not consummated within a 180 calendar day period from the delivery of the Drag-Along Notice, then each Dragged Stockholder shall no longer be obligated to Transfer its Equity Securities in such proposed Drag-Along Sale or to otherwise support or take any action with respect to such proposed Drag-Along Sale unless the Drag-Along Transferor send a new Drag-Along Notice and again comply with the terms of this Section 7.

Section 8.               Call Right.

(a)           If at any time a Management Holder’s Employment shall be terminated prior to an IPO (either by such Management Holder or by the Company or any of its Subsidiaries, or by reason of the Management Holder’s death or Disability), except as otherwise provided in any written agreement between the Company and such Management Holder, the Company shall have the right, but not the obligation, to purchase all or any portion of the Common Stock owned by that Management Holder and any transferee who obtained Common Stock as a direct or indirect result of a Permitted Management Transfer by that Management Holder (a “Permitted Management Holder Transferee”) (the “Call Option”, and such Common Stock (including Common Stock acquired upon exercise of Common Stock Equivalents following the management Holder’s termination of Employment) subject to the Call Option, the “Call Eligible Stock”) for a cash amount equal to the Call Option Price.

(b)           If the Company desires to exercise its Call Option, it shall deliver written notice thereof (which shall include the Fair Market Value of the Call Eligible Stock) (a “Call Notice”) to the Management Holder and any Permitted Management Holder Transferees no later than (x) with respect to Call Eligible Stock that is Common Stock owned by such Management Holder or Permitted Management Holder Transferees as of such termination of Employment, one hundred and eighty (180) days following the termination of the Management Holder’s Employment, and (y) with respect to Option Stock received by such Management Holder or Permitted Management Holder Transferees in connection with a post-termination exercise in accordance with the Option Plan, one hundred and eighty (180) days following such receipt of such Option Stock.  The Management Holder and any Permitted Management Holder Transferees shall deliver to the Company certificates representing the shares of Call Eligible Stock, free and clear of all claims, liens, or encumbrances (other than those arising under this Agreement), together with blank stock powers, duly executed with all signature guarantees at a closing at the principal office of the Company not later than the thirtieth (30th) day after delivery of the Call Notice to the Management Holder and any applicable Permitted Management Holder Transferees.  The proceeds from the purchase of the Call Eligible Stock pursuant to the Call Option shall be paid in immediately available funds by wire transfer, which shall be delivered to the Management Holder and any Permitted Management Holder Transferees at the closing of such purchase.  Notwithstanding the foregoing, if the Company is not permitted by any loan or debt agreement to which the Company or any of its Subsidiaries may be a party, or by which any of them may be bound, or the provisions of any applicable law, to purchase Common Stock, including the Call Eligible Stock as provided above in cash (any of the foregoing restrictions, a “Cash Payment Restriction”), only the portion of the cash payment so prohibited or restricted shall not be made and the Call Option pursuant to which such payment was being made will (subject to the terms and conditions of the immediately following sentence) be deemed to have been exercised on a deferred basis, with the remainder to be purchased ten (10) days after the applicable Cash Payment Restriction expires or otherwise ceases to exist.  To the extent Call Eligible Stock is not purchased by the Company as a result of a Cash Payment Restriction in accordance with the foregoing, and the exercise of the applicable Call Option is deferred as described in the preceding sentence, on the date on which the Cash Payment Restriction expires or otherwise ceases to exist, the Company shall once again deliver a notice to the Management Holder as provided in this Section 8(b) and the payment and other procedures described in this Section 8(b) shall be followed once again at the time such Cash Payment Restriction expires or otherwise ceases to exist, provided that, notwithstanding anything to the contrary contained in this Agreement, for purposes of determining the Call Option Price, the Fair Market Value of such Call Eligible Stock not so purchased shall be the Fair Market Value as determined in the original Call Notice; provided further, that if the date on which the Cash Payment Restriction expires or otherwise ceases to exist is later than the forty-fifth (45th) day after delivery of the original Call Notice, for purposes of determining the Call Option Price, the Fair Market Value of such Call Eligible Stock not so purchased shall be the Fair Market Value as determined as of the date on which the Cash Payment Restriction expires or otherwise ceases to exist.

(c)           Upon the termination of the Employment of any Management Holder as set forth in Section 8(a), the Company’s Call Option shall also apply with respect to all Common Stock held by Affiliates of the terminated Management Holder.

(d)           All Equity Securities held by any Management Holder after such a Management Holder’s Employment terminates that the Company does not purchase pursuant to the Call Option shall continue to be subject to the provisions of this Agreement.

Section 9.       Put Right.

(a)           In the event of the death or Disability of a Management Holder prior to an IPO, such Management Holder (or his Permitted Management Holder Transferee, including his beneficiary or estate, as applicable)) shall have the right, but not the obligation, to sell to the Company all (but not less than all) of the Call Eligible Stock owned by that Management Holder (or his Permitted Management Holder Transferee, including his beneficiary or estate, as applicable), immediately prior to (and, if applicable, with respect to Common Stock acquired upon exercise of Common Stock Equivalents following the management Holder’s death or Disability, after) his or her death or Disability (the “Put Right” and such Common Stock subject to the Put Right, the “Put Eligible Stock”) for a cash amount equal to the Fair Market Value of such Put Eligible Stock at the time of delivery of a Redemption Notice (as defined below).

(b)           If the Management Holder or his Permitted Management Holder Transferee, including his beneficiary or estate, as applicable, desires to exercise the Put Right, the Management Holder or his Permitted Management Holder Transferee, including his beneficiary or estate, as applicable, shall deliver written notice thereof (which shall indicate the amount of Put Eligible Stock to be sold) (the “Put Notice”) to the Company no later than (x) one hundred and eighty (180) days following the Management Holder’s death or Disability with respect to Put Eligible Stock that is Common Stock owned by such Management Holder or Permitted Management Holder Transferee (including such beneficiary or estate, as applicable) as of such death or Disability, and (y) with respect to Option Stock received by such Management Holder or Permitted Management Holder Transferees (including such beneficiary or estate, as applicable) in connection with a post-termination exercise in accordance with the Option Plan, one hundred and eighty (180) days following such receipt of such Option Stock.  The Management Holder or his Permitted Management Holder Transferee (including his beneficiary or estate, as applicable), shall deliver to the Company certificates representing the shares of Put Eligible Stock, free and clear of all claims, liens, or encumbrances (other than those arising under this Agreement), together with blank stock powers, duly executed by the management Holder or his Permitted Management Holder Transferee (including such beneficiary or an authorized representative of the Management Holder’s estate, as applicable), with all signature guarantees at a closing at the principal office of the Company which shall be no later than the thirtieth (30th) day after delivery of the Put Notice to the Company.  The proceeds from the sale of the Put Eligible Stock pursuant to the Put Right shall be paid in immediately available funds by wire transfer, which shall be delivered to the Management Holder (or his Permitted Management Holder Transferee, including his beneficiary or estate, as applicable), at the closing of such purchase.  The Company may choose to have a designee purchase any Put Eligible Stock to be purchased by it under this Section 9, in which case, all references to the Company in this Section 9 shall refer to such designee as the context requires, provided that if such designee shall be a GSCP Party, the P2 Parties may purchase a portion of such Put Eligible Stock in an amount equal to the product of (x) a fraction, the numerator of which is the number of Equity Securities held by the P2 Parties as of the date of the Put Notice and the denominator of which is the aggregate number of Equity Securities held by the GS Parties and the P2 Parties as of the date of the Put Notice and (y) the amount of Put Eligible Stock indicated in the Put Notice.  Notwithstanding the foregoing, if the Company is not permitted by any Cash Payment Restriction to purchase the Put Eligible Stock as provided above in cash, and if the Company does not choose to have a designee purchase any Put Eligible Stock to be purchased by it under this Section 9, only the portion of the cash payment so prohibited or restricted shall not be made and the Put Right pursuant to which such payment was being made will (subject to the terms and conditions of the immediately following sentence) be deemed to have been exercised on a deferred basis (except as may be withdrawn by the Management Holder’s Permitted Management Holder Transferee, including his beneficiary or estate, as applicable, upon notice to the Company), with the remainder to be purchased ten (10) days after the applicable Cash Payment Restriction expires or otherwise ceases to exist.  To the extent Put Eligible Stock is not purchased by the Company as a result of a Cash Payment Restriction in accordance with the foregoing, and the exercise of the applicable Put Right is deferred as described in the preceding sentence, the payment and purchase procedure set forth above shall be followed once again at the time such Cash Payment Restriction expires or otherwise ceases to exist, provided that, notwithstanding anything to the contrary contained in this Agreement, the Fair Market Value of such Put Eligible Stock not so purchased shall be the Fair Market value as determined in the original Put Notice; provided further, that if the date on which the Cash Payment Restriction expires or otherwise ceases to exist is later than the forty-fifth (45th) day after delivery of the original Put Notice, the Fair Market Value of such Put Eligible Stock not so purchased shall be the Fair Market Value as determined as of the date on which the Cash Payment Restriction expires or otherwise ceases to exist.

Section 10.     Prohibited Activities.

(a)           Each Management Holder agrees that such Management Holder will not at any time (i) breach or violate any non-solicitation or non-competition covenant in the Option Plan or in any Restrictive Agreement (the “Restrictive Covenants”) or (ii) disclose or furnish to any other Person or use for such Management Holder’s own or any other Person’s account any Confidential Information (other than in the course of and in furtherance of such Management Holder’s service to the Company or any of its Subsidiaries, if such Management Holder is an employee or a director of, or a consultant to, the Company or any of its subsidiaries) except for Permitted Disclosures (“Prohibited Disclosure or Use”).

(b)           If a court of competent jurisdiction determines pursuant to a final, non-appealable judgment (a “Final Disposition”) that (i) a Management Holder breached or violated any Restrictive Covenant at any time prior to twenty-four (24) months following termination of his or her Employment or (ii) such Management Holder engaged in any Prohibited Disclosure or Use or breached or violated such Management Holder’s obligations relating to the non-disclosure or non-use of confidential information under any Restrictive Agreement to which such Management Holder is a party (each of (i) and (ii), a “Prohibited Activities Event”), then, in addition to any other rights and remedies available to the Company, the Company shall have the right, but not the obligation, to purchase (a “Prohibited Activities Purchase”) all or any portion of the Common Stock owned by that Management Holder and any of his or her Permitted Management Holder Transferees (the “Prohibited Activities Option”, and such Common Stock (not including unexercised Common Stock Equivalents to the extent cancelled upon such termination) subject to the Prohibited Activities Option, the “Prohibited Activities Eligible Stock”) at the Prohibited Activities Price.  For purposes of this Agreement, in the event that a Management Holder’s Employment or other agreement containing the Restrictive Covenants expires or terminates but such Subject Stockholder continues to be employed by the Company or any of its Affiliates, the Restrictive Covenants will for purposes of this Agreement be deemed to remain in effect.

(c)           If the Company desires to exercise its Prohibited Activities Option, it shall deliver written notice thereof (which shall include its valuation of the Fair Market Value of the Prohibited Activities Eligible Stock) (a “Prohibited Activities Notice”) to the Management Holder and any Permitted Management Holder Transferees no later than one hundred and eighty (180) days following the date of the Final Disposition.  The Management Holder and any Permitted Management Holder Transferees shall deliver to the Company certificates representing the shares of Prohibited Activities Eligible Stock, free and clear of all claims, liens, or encumbrances (other than those arising under this Agreement), together with blank stock powers, duly executed with all signature guarantees at a closing at the principal office of the Company on the thirtieth (30th) day after delivery of the Prohibited Activities Notice to the Management Holder and any applicable Permitted Management Holder Transferees.  The proceeds from the purchase of the Prohibited Activities Eligible Stock pursuant to the Prohibited Activities Option shall be paid in immediately available funds by wire transfer, which shall be delivered to the Management Holder and any Permitted Management Holder Transferees at the closing of such purchase.  Notwithstanding the foregoing, if the Company is not permitted by any Cash Payment Restriction to purchase the Prohibited Activities Eligible Stock as provided above in cash, only the portion of the cash payment so prohibited or restricted shall not be made and the Prohibited Activities Option pursuant to which such payment was being made will (subject to the terms and conditions of the immediately following sentence) be deemed to have been exercised on a deferred basis, with the remainder to be purchased ten (10) days after the applicable Cash Payment Restriction expires or otherwise ceases to exist.  To the extent Prohibited Activities Eligible Stock is not purchased by the Company as a result of a Cash Payment Restriction in accordance with the foregoing, and the exercise of the applicable Prohibited Activities Option is deferred as described in the preceding sentence, on the date on which the Cash Payment Restriction expires or otherwise ceases to exist, the Company shall once again deliver a notice to the Management Holder as provided in Section 10(b) and the payment and other procedures described in Section 10(b) shall be followed once again at the time such Cash Payment Restriction expires or otherwise ceases to exist, provided that, notwithstanding anything to the contrary contained in this Agreement, for purposes of determining the Prohibited Activities Price, the Fair Market Value of such Prohibited Activities Eligible Stock not so purchased shall be the Fair Market Value as determined in the original Prohibited Activities Notice; provided further, that if the date on which the Cash Payment Restriction expires or otherwise ceases to exist is later than the forty-fifth (45th) day after delivery of the original Prohibited Activities Notice, for purposes of determining the Prohibited Activities Price, the Fair Market Value of such Prohibited Activities Eligible Stock not so purchased shall be the Fair Market Value as determined as of the date on which the Cash Payment Restriction expires or otherwise ceases to exist.

Section 11.     Company Equity Issuances.  Prior to the earlier of (x) an IPO and (y) a Change of Control Transaction, the Company shall not Issue, or cause or allow any of its Subsidiaries to Issue, any Equity Securities (other than Excluded Securities), except in accordance with the following procedures:

(a)           The Company shall deliver to each Preemptive Stockholder a written notice (a “Preemptive Offer Notice”) which shall (i) state the intention of the Company or any of its Subsidiaries to Issue Equity Securities (other than Excluded Securities) to one or more Persons, the amount and type of Equity Securities to be Issued (the “Issuance Stock”), the purchase price therefor and a summary of the other material terms of the proposed Issuance and (ii) offer each of the Preemptive Stockholders the option to acquire all or any part of the Issuance Stock (the “Preemptive Offer”).  The Preemptive Offer shall remain open and irrevocable for the periods set forth below (and, to the extent the Preemptive Offer is accepted during such periods, until the consummation of the Issuance contemplated by the Preemptive Offer).  Each Preemptive Stockholder shall have the right and option, for a period of ten (10) days after delivery of the Preemptive Offer Notice (the “Preemptive Acceptance Period”), to elect to purchase all or any portion of its Preemptive Percentage of the Issuance Stock at the purchase price and on the terms stated in the Preemptive Offer Notice, provided that each Investor Stockholder may assign such right and option to any of its Affiliates or limited partners.  Such acceptance shall be made by a Preemptive Stockholder by delivering a written notice (the “Acceptance Notice”) to the Company within the Preemptive Acceptance Period specifying the maximum number of shares of the Issuance Stock such Preemptive Stockholder will purchase (the “Accepted Shares”).  If any Preemptive Stockholder does not exercise its preemptive rights under this Section 11 or elects to exercise such rights with respect to less than such Preemptive Stockholder’s Preemptive Percentage of the Issuance Stock (the difference between such Preemptive Stockholder’s Preemptive Percentage of the Issuance Stock and the number of shares for which such Preemptive Stockholder exercised its preemptive rights under this Section 11, the “Excess Shares”) and such Preemptive Stockholder’s Affiliates do not elect to purchase any such Excess Shares, any participating Preemptive Stockholder electing to exercise its rights with respect to its full Preemptive Percentage of the Issuance Stock (a “Fully Participating Stockholder”) shall be entitled to purchase from the Company an additional number of shares of Issuance Stock equal to the product of (i) the Excess Shares and (ii) a fraction, the numerator of which is the total number of shares of Common Stock owned by such Fully Participating Stockholder on the date of the Preemptive Offer, and the denominator of which is equal to the total number of shares of Common Stock owned by all Fully Participating Stockholders on the date of the Preemptive Offer.

(b)           If effective acceptance shall not be received pursuant to Section 11(a) above with respect to all of the Issuance Stock offered pursuant to the Preemptive Offer Notice, then the Company or its Subsidiary, as applicable, may Issue all or any portion of such Issuance Stock so offered and not so accepted, at a price not less than the price, and on terms not more favorable to the purchaser thereof than the terms, stated in the Preemptive Offer Notice at any time within ninety (90) days after the expiration of the Preemptive Acceptance Period (the “Issuance Period”); provided, that in connection with and as a condition to such Issuance, each purchaser or recipient of such Issuance Stock who is not then a party to this Agreement shall execute and deliver to the Company (which the Company shall then deliver to all of the Stockholders) an agreement pursuant to which such purchaser or recipient of such Issuance Stock agrees to be bound by the terms of this Agreement.  In the event that all of the Issuance Stock is not so Issued by the Company during the Issuance Period, the right of the Company or its Subsidiary, as applicable, to Issue such unsold Issuance Stock shall expire and the obligations of this Section 11 shall be reinstated and such securities shall not be offered unless first reoffered to the Preemptive Stockholders in accordance with this Section 11.

(c)           All sales of Issuance Stock to the Preemptive Stockholders subject to any Preemptive Offer Notice shall be consummated contemporaneously at the offices of the Company on the later of (i) a mutually satisfactory Business Day within fifteen (15) days after the expiration of the Preemptive Acceptance Period or (ii) the fifth (5th) Business Day following the expiration or termination of all waiting periods under the HSR Act or receipt of other regulatory approvals applicable to such issuance, or at such other time and/or place as the Company may otherwise agree.  The delivery of certificates or other instruments evidencing such Issuance Stock shall be made by the Company or its Subsidiary, as applicable, on such date against payment of the purchase price for such Issuance Stock.

(d)           Notwithstanding the other provisions of this Section 11, if the Board reasonably determines that there is a substantial need of the Company to Issue Equity Securities that would otherwise be required to be offered to the Preemptive Stockholders under this Section 11 prior to such issuance, the Company may Issue such Equity Securities without first complying with this Section 11; provided, that within sixty (60) days after such issuance, the Company offers each Preemptive Stockholder the opportunity to purchase such number of Equity Securities that such Preemptive Stockholder would have been entitled to purchase pursuant to this Section 11 by sending written notice to the Preemptive Stockholders, which notice shall contain the information required under Section 11(a).  In the event of an offer made by the Company pursuant to this Section 11(d), the timing and procedures for the exercise and consummation of such offer shall be the same as those set forth in this Section 11, with appropriate modifications to reflect the post-issuance delivery of the notice as contemplated in this Section 11(d).

Section 12.     Preemptive Rights Following a Change of Control Transaction.  The Stockholders shall not approve or consummate any Change of Control Transaction, unless following such Change of Control Transaction, if the GSCP Parties have preemptive rights, then the P2 Parties shall have identical preemptive rights for so long as the P2 Parties hold more than five percent (5%) of the outstanding Voting Shares.

Section 13.     Information Rights.  The Company shall provide the Investor Stockholders, and any Stockholder other than the Investor Stockholders who owns Common Stock representing one percent (1%) or more of the outstanding Common Stock, with unaudited quarterly and audited annual financial statements regarding the financial operations of the Company and its Subsidiaries, in each case in substantially the form and at the time as provided to the Board.  Solely for purposes of this Section 13, the term “Common Stock” shall include Common Stock plus any Common Stock that would be issuable upon the exercise of all vested Common Stock Equivalents.

Section 14.     Restructuring of the Company.  If the GSCP Parties hold at least twenty-five percent (25%) of the outstanding Common Stock, upon a determination by the GSCP Parties that it would be in the best interests of the Company and its Stockholders for a newly formed entity to be created (“Newco”) to hold all of the Common Stock of the Company and for each Stockholder to exchange its Equity Securities for a proportionate amount of equity securities of Newco (collectively, a “Restructuring”), the Company and each Stockholder shall take such actions as are necessary to effect the Restructuring and to structure Newco in a manner reasonably acceptable to the Board, including, without limitation, (i) changing the corporate structure of the Company and/or any of its Subsidiaries, (ii) creating Newco, (iii) making any amendments to this Agreement, the Certificate of Incorporation and/or the Bylaws that are required, necessary or appropriate, (iv) entering into a stockholders agreement or limited liability company agreement with Newco on terms no less favorable to the Company or the Stockholder, as applicable, than the terms of this Agreement, (v) exchanging such Stockholder’s Equity Securities for a proportionate amount of equity securities of Newco and (vi) voting (or consenting in writing, as the case may be) in favor of the Restructuring and supporting the Restructuring to the fullest extent permitted by law; provided, that, following such Restructuring, each Stockholder shall maintain rights and obligations that are substantially similar to the rights and obligations of such Stockholder under this Agreement.

Section 15.     Legend.  Each Stockholder and the Company shall take all such action necessary to cause each certificate representing outstanding shares of Common Stock owned by a Stockholder to bear a legend containing the following words:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, PLEDGED, EXCHANGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH ACT.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER AND VOTING SET FORTH IN THE STOCKHOLDERS AGREEMENT DATED AS OF SEPTEMBER 7, 2012 BY THE COMPANY AND THE PARTIES THERETO, AS AMENDED, A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE COMPANY.”

The requirement that the securities legend in the first paragraph above be placed upon certificates evidencing shares of Common Stock shall cease and terminate when such shares are Transferred in any transaction if the transferring Stockholder delivers to the Company an opinion of its counsel, which counsel and opinion shall be reasonably satisfactory to the Company, or a “no-action” letter from the staff of the SEC, in either case to the effect that such legend is no longer necessary in order to protect the Company against a violation by it of the Securities Act upon any sale or other disposition of such shares without registration thereunder.  The requirement that the securities legend in the second paragraph above be placed upon certificates evidencing shares of Common Stock shall cease and terminate when upon the termination of this Agreement.  Upon the consummation of any event requiring the removal of a legend hereunder, the Company, upon the surrender of certificates containing such legend, shall, at its own expense, deliver to the holder of any such shares as to which the requirement for such legend shall have terminated, one or more new certificates evidencing such shares not bearing such legend.

Section 16.     Fiduciary Duty; Corporate Opportunities.

(a)           In recognition and anticipation of the facts that (i) the directors, officers and/or employees of each Investor Stockholder may serve as directors and/or officers of the Company or any of its Subsidiaries, and (ii) each Investor Stockholder and its Affiliates engage and may continue to engage in the same or similar activities or related lines of business as those in which the Company, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Company, directly or indirectly, may engage, the provisions of this Section 16 are set forth to regulate and define the conduct of certain affairs of the Company as they may involve the Investor Stockholders and their respective officers and directors, Affiliates and the powers, rights, duties and liabilities of the Company and its officers, directors Affiliates and stockholders in connection therewith.

(b)           No Investor Stockholder nor any of its Affiliates shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company.  Except with respect to an Express Opportunity, the Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for both an Investor Stockholder or any of its Affiliates and the Company, and therefore no Investor Stockholder or any of its Affiliates shall have any duty, except and to the extent expressly assumed by contract, to communicate or offer such corporate opportunity to the Company and shall not be liable to the Company or its Stockholders for breach of any fiduciary duty as a stockholder, director and/or officer of the Company solely by reason of the fact that such party pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Company.

(c)           Except as provided elsewhere in this Section 16, the Company and each Stockholder hereby renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for both the Company and an Investor Stockholder or any of its Affiliates, about which a director and/or officer of the Company who is also a director, officer and/or employee of a stockholder acquires knowledge.  The Company does not renounce any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for both the Company and an Investor Stockholder or any of its Affiliates, about which a director and/or officer of the Company who is also a director, officer, and/or employee of such Investor Stockholder acquires knowledge, if such opportunity is expressly offered to such person in writing solely in, and as a direct result of, his or her capacity as a director or officer of the Company (an “Express Opportunity”).

(d)           To the extent a court might hold that the conduct of any activity related to a corporate opportunity that is renounced in this Section 16 to be a breach of duty to the Company or its stockholders, the Company hereby waives any and all claims and causes of action that the Company may have for such activities to the fullest extent permitted by law.  The provisions of this Section 16 apply equally to activities conducted in the future and that have been conducted in the past.

Section 17.     Consultation.  The Company shall keep the Investor Stockholders informed, on a current basis, of any events, discussions, notices or changes with respect to (i) any tax or regulatory investigation or action involving the Company or any of its Subsidiaries (other than ordinary course communications which could not reasonably be expected to be material to the Company) and (ii) any criminal investigation or action involving the Company or any of its Subsidiaries, and shall reasonably cooperate with the Investor Stockholders and their Affiliates in an effort to avoid or mitigate any cost or regulatory consequences to them that might arise from such investigation or action (including by reviewing written submissions in advance, attending meetings with authorities and coordinating and providing assistance in meeting with regulators).

Section 18.     144 Sales.  Following an IPO, the P2 Parties and the GSCP Parties shall reasonably coordinate and cooperate with one another in connection with sales of Equity Securities pursuant to Rule 144 of the Securities Act.

Section 19.     Representations and Warranties.  Each party hereto represents and warrants to the other parties hereto as follows:

(a)           It, he or she has full power and authority to execute, deliver and perform its, his or her obligations under this Agreement.

(b)           This Agreement has been duly and validly authorized, executed and delivered by it, him or her, and constitutes a valid and binding obligation of it, him or her, enforceable against it, him or her in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally (whether considered in a proceeding in equity or at law).

(c)           The execution, delivery and performance of this Agreement by it, him or her does not (i) violate, conflict with, or constitute a breach of or default under its organizational documents, if any, or any material agreement to which it, he or she is a party or by which it, he or she is bound or (ii) violate any law, regulation, order, writ, judgment, injunction or decree applicable to it, him or her.

(d)           No consent or approval of, or filing with, any Governmental Authority is required to be obtained or made by it, him or her in connection with the execution and delivery hereof.

Section 20.     Termination.  This Agreement shall be effective at the Second Merger Effective Time.  This Agreement shall terminate on the earliest to occur of (a) consummation of a Change of Control Transaction and (b) the mutual written consent of (x) Stockholders holding at least sixty-six and two thirds percent (66 2/3%) or more of the Voting Shares and (y) the Investor Stockholders.  The rights and obligations of a Stockholder under this Agreement shall terminate at such time as such Stockholder no longer owns any Equity Securities.

Section 21.     Further Assurances.  At any time or from time to time after the date of this Agreement, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

Section 22.     Amendment and Waiver.  No modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or any Stockholder unless such modification, amendment or waiver is approved in writing by (A) the Company, (B) the GSCP Parties, if the GSCP Parties hold at least twenty percent (20%) or more of the outstanding Common Stock and (C) the P2 Parties, if the P2 Parties hold at least twenty percent (20%) or more of the outstanding Common Stock.  Notwithstanding the foregoing, (x) no amendment shall be made or waiver granted in a manner that adversely affects (i) the P2 Parties’ rights hereunder, to the extent that such amendment or waiver has a disproportionate impact or effect on the P2 Parties as a group as compared to the other Stockholders, without the prior written consent of the Majority P2 Parties, (ii) the GSCP Parties’ rights hereunder, to the extent that such amendment or waiver has a disproportionate impact or effect on the GSCP Parties as a group as compared to the other Stockholders, without the prior written consent of the Majority GSCP Parties, or (iii) the Management Holders’ rights hereunder, to the extent that such amendment or waiver has a material and disproportionate impact or effect on the Management Holders’ as a group as compared to the other Stockholders, without the prior written consent of the Majority Management Holders and (y) no amendment shall be made or waiver granted in a manner that disproportionately adversely affects any Management Stockholder compared to the other Management Stockholders without the prior written consent of such Management Stockholder.  The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 23.     Entire Agreement.  This Agreement, the Ancillary Documents and the other writings referred to herein or delivered pursuant hereto or which make specific reference to this Section 23 form a part hereof and contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

Section 24.     Successors and Assigns.  Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and each Stockholder and its successors, permitted assigns, heirs and personal representatives.  Subject to compliance with the provisions of this Agreement, (i) each GSCP Party shall, at any time and without the consent of any other party hereto, have the right to assign all or part of its rights and obligations under this Agreement to one or more of its Affiliates, (ii) each Stockholder shall, at any time and without the consent of any other party hereto, have the right to assign all or part of its rights and obligations under this Agreement to any Person to whom such Stockholder Transferred Equity Securities in accordance with this Agreement and (iii) Investor Stockholders shall, at any time and without the consent of any other party hereto, have the right to assign preemptive rights in accordance with the provisions of Section 11(a); provided, however, that, without the prior written consent of the Majority GSCP Parties, (a) no P2 Party shall be permitted to assign any of its rights under Section 3 to any transferee other than an Affiliate of such P2 Party and (b) no Management Holder shall be permitted to assign any of its rights, if any, under Section 3.  Upon any such permitted assignment, such assignee shall have and be able to exercise and enforce all rights of the assigning party which are assigned to it and, to the extent such rights are assigned, any reference to the assigning Stockholder shall be treated as a reference to the assignee.

Section 25.     Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 26.     Remedies.  Each party hereto shall be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that each party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

Section 27.     Notices.   All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) if personally delivered, on the date of delivery, (ii) if delivered by express courier service of national standing (with charges prepaid), on the Business Day following the date of delivery to such courier service, (iii) if deposited in the United States mail, first-class postage prepaid, on the fifth (5th) Business Day following the date of such deposit, or (iv) if delivered by facsimile transmission, upon confirmation of successful transmission, (x) on the date of such transmission, if such transmission is completed at or prior to 5:00 p.m., local time of the recipient party on a Business Day, on the date of such transmission, and (y) on the next Business Day following the date of transmission, if such transmission is completed after 5:00 p.m., local time of the recipient party, on the date of such transmission or is transmitted on a day that is not a Business Day.  All notices, demands and other communications hereunder shall be delivered as set forth below and to any other recipient at the address indicated on Schedule 27 hereto and to any subsequent holder of Equity Securities subject to this Agreement at such address as indicated by the Company’s records, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)            in the case of the Company, to:

Interline Brands, Inc.
701 San Marco Boulevard
Jacksonville, Florida 32207
Attention: Michael Agliata
Fax: 856-533-1566

with copies (which shall not constitute notice) to:

GS Capital Partners VI Fund, L.P.

200 West Street

New York, NY 10282
Attention:  Bradley Gross
Fax:  (212) 357-5505

and

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attention:  Robert C. Schwenkel and David L. Shaw
Fax:  (212) 859-4000

(ii)           in the case of GS, to:

c/o GS Capital Partners VI Fund, L.P.

200 West Street

New York, NY 10282
Attention:  Bradley Gross
Fax:  (212) 357-5505

with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attention:  Robert C. Schwenkel and David L. Shaw
Fax:  (212) 859-4000

(iii)          in the case of P2, to:

P2 Capital Partners, LLC

590 Madison Avenue, 25th Floor

New York, NY 10022

Attention:  Josh Paulson
Fax:  (212) 508-5557

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, NY 10022
Attention:  Andrew L. Bab and Gregory V. Gooding
Fax:  (212) 521-7323

Section 28.     Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)           This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, all amendments and supplements hereto and the transactions contemplated hereby, and all actions or proceedings arising out of or relating to this Agreement, of any nature whatsoever, shall be construed in accordance with and governed by the domestic substantive laws of the State of Delaware without giving effect to any choice of law or conflicts of law provision or rule that might otherwise cause the application of the domestic substantive laws of any other jurisdiction.  The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (unless the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, in which case, any state or federal court located within the State of Delaware) in connection with any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum or lack of personal jurisdiction in respect of such dispute.  Each of the parties hereto agrees that a judgment rendered in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)           Each party hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury in respect of any legal proceeding directly or indirectly arising out of, under or in connection with this Agreement or any transaction contemplated hereby.  Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 28.

Section 29.             Possession of Certificates; Power of Attorney.

(a)           In order to provide for the safekeeping of the certificates representing the shares of Common Stock issued to the Management Holders and to facilitate the enforcement of the terms and conditions hereof, (i) certificates representing shares of Common Stock issued to Management Holders shall be held by the Company on behalf of each Management Holder, and (ii) to the extent a certificate representing shares of Common Stock is issued and delivered to any Management Holder, at any time upon the request of the Company (A) the Management Holder shall redeliver to the Company, and the Company shall retain physical possession of, all certificates representing shares of Common Stock held by such Management Holder pursuant hereto and (B) the Management Holder shall deliver to the Company an undated stock power, duly executed in blank, for each such certificate.  Each Management Holder shall be relieved of any obligation otherwise imposed by this Agreement to deliver certificates representing shares of Common Stock if the same are in the custody of the Company.

(b)           Each Management Holder hereby irrevocably appoints the Company as the Management Holder’s true and lawful proxy, agent and attorney-in-fact, with full powers of substitution, to act in the Management Holder’s name, place and stead, to do or refrain from doing all such acts and things, and to execute and deliver all such documents, as the Company shall deem necessary or appropriate in connection with a Transfer pursuant to Section 7 hereof, including, without in any way limiting the generality of the foregoing, to execute and deliver on behalf of such Management Holder a purchase and sale agreement, merger agreement, written consent, and any other agreements and documents that the Company deems necessary in connection with any such Transfer, and to receive on behalf of the Management Holder the proceeds of the Transfer of such Management Holder’s shares, to hold back from any such proceeds any amount that the Company deems necessary to reserve against the such Management Holder’s share of any expenses of Transfer and Transfer obligations.  The Management Holder hereby ratifies and confirms all that the Company shall do or cause to be done by virtue of its appointment as the Management Holder’s agent and attorney-in-fact.  In acting for any Management Holder pursuant to the appointment set forth in this Section 29(b), the Company shall not be responsible to any Management Holder for any loss or damage any Management Holder may suffer by reason of the performance by the Company of its duties under this Agreement, except for loss or damage arising from willful violation of law or gross negligence by the Company in the performance of its duties hereunder.  Such proxies and powers will be effective until an IPO, at which time such proxies and powers shall terminate.  The appointment of the Company shall be deemed coupled with an interest and as such shall be irrevocable and shall survive the death, incompetency, mental illness or insanity of the Management Holder, and any person dealing with the Company may conclusively and absolutely rely, without inquiry, upon any act of the Company as the act of each Management Holder in all matters referred to in this Section 29(b).

Section 30.     No Publicity.

(a)           None of the Stockholders or the Company shall issue any public announcements or make any published statements regarding this Agreement, or the subject matter hereof, without the prior written consent of the Majority GSCP Parties; provided, that this Section 30(a) shall not limit disclosures by any Stockholder made in accordance with Section 30.

(b)           The Company shall not, and shall ensure that its Affiliates and its and their respective officers, directors, employees and other representatives do not, without the prior written consent of the Majority GSCP Parties and the Majority P2 Parties in each instance, (i) use in advertising, publicity or otherwise the name of any Investor Stockholder, or any of its Affiliates, or the name of any member, shareholder, partner, manager or employee of such Investor Stockholder or any of its Affiliates or any trade name, trademark, trade device, logo, service mark, symbol or any abbreviation, contraction or simulation thereof owned or used by such Investor Stockholder or any of its Affiliates, (ii) represent, directly or indirectly, that any product or any service provided by the Company or any Affiliate of the Company has been approved, endorsed, recommended or provided by, or in association with, such Investor Stockholder or any of its Affiliates after the date of this Agreement, or (iii) disclose the fact that such Investor Stockholder is a Stockholder of the Company.

Section 31.     Confidentiality.  Each Stockholder agrees that any non-public information which they may receive relating to the Company (the “Confidential Information”) will be held strictly confidential and will not be disclosed by it to any Person without the express written permission of the Company; provided, that the Confidential Information may be disclosed (i) in the event of any compulsory legal process or compliance with any applicable law, subpoena or other legal process or in connection with any filings that the Stockholder may be required to make with any regulatory authority; provided, that in the event of compulsory legal process, unless prohibited by applicable law or that process, each Stockholder agrees (A) to give the GSCP Parties and the Company prompt notice thereof and to cooperate with the Company and the GSCP Parties in securing a protective order in the event of compulsory disclosure and (B) that any disclosure made pursuant to public filings will be subject to the prior reasonable review of the Company and the GSCP Parties, (ii) to any foreign or domestic governmental or quasi-governmental regulatory authority, including without limitation, any stock exchange or other self-regulatory organization having jurisdiction over such party, (iii) to each Stockholder’s or its Affiliate’s, officers, directors, employees, partners, accountants, lawyers and other professional advisors for use relating solely to management of the investment or administrative purposes with respect to such Stockholder and (iv) to a proposed transferee of securities of the Company held by a Stockholder; provided, that the Stockholder informs the proposed transferee of the confidential nature of the information and the proposed transferee agrees in writing to comply with the restrictions in this Section 31 and delivers a copy of such writing to the Company (each of (i) through (iv), a “Permitted Disclosure”); provided, that the GSCP Parties shall have no rights pursuant to Sections 31(i)(A) and (B) if the GSCP Parties hold less than twenty-five percent (25%) or more of the outstanding Common Stock.

Section 32.     Company Logo.  The Company hereby grants the Investor Stockholders permission to use the Company’s and its Subsidiaries’ name and logo in marketing materials.  The Investor Stockholders, or Affiliates of the Investor Stockholders, as applicable, shall include a trademark attribution notice giving notice of the Company’s ownership of its trademarks in the marketing materials in which the Company’s or any of its subsidiary’s name and logo appear.

Section 33.     Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

Section 34.     Conflicting Agreements.  Other than with respect to proxies or powers of attorney that one or more of the Investor Stockholders may have granted or grant to an Affiliate of such Investor Stockholder, each Stockholder represents and warrants that such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which conflicts with any provision of this Agreement, and no holder of Equity Securities shall grant any proxy or become party to any voting trust or other agreement which conflicts with any provision of this Agreement.

Section 35.     Counterparts.  This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the day and year first above written.

INTERLINE BRANDS, INC.

By:	/s/ Michael Agliata
Name: Michael Agliata
Title: Vice President, General Counsel & Secretary

[Signature Page to Stockholders Agreement]

GS CAPITAL PARTNERS VI FUND, L.P.

By:	GSCP VI Advisors, L.L.C.,
its general partner

By:	/s/ Bradley J. Gross
	Name:	Bradley J. Gross
	Title:	Vice President

GS CAPITAL PARTNERS VI PARALLEL, L.P.

By:	GS Advisors VI, L.L.C.,
its general partner

By:	s/ Bradley J. Gross
	Name:	Bradley J. Gross
	Title:	Vice President

GS CAPITAL PARTNERS VI OFFSHORE FUND, L.P.

By:	GSCP VI Offshore Advisors, L.L.C.,
its general partner

By:	s/ Bradley J. Gross
	Name:	Bradley J. Gross
	Title:	Vice President

GS CAPITAL PARTNERS VI GmbH & Co. KG

By:	GS Advisors VI, L.L.C.,
its managing limited partner

By:	s/ Bradley J. Gross
	Name:	Bradley J. Gross
	Title:	Vice President

[Signature Page to Stockholders Agreement]

MBD 2011 HOLDINGS, L.P.

By:	MBD 2011 OFFSHORE ADVISORS, INC.
General Partner

By:	s/ Bradley J. Gross
	Name:	Bradley J. Gross
	Title:	Vice President

BRIDGE STREET 2012 HOLDINGS, L.P.

By:	BRIDGE STREET 2012 OFFSHORE ADVISORS, INC.
General Partner

By:	s/ Bradley J. Gross
	Name:	Bradley J. Gross
	Title:	Vice President

[Signature Page to Stockholders Agreement]

P2 CAPITAL MASTER FUND I, L.P.

By:	P2 Capital GP, LLC,
General Partner

By:	/s/ Claus J. Moller
	Name:	Claus J. Moller
	Title:	Managing Member

P2 CAPITAL MASTER FUND VII, L.P.

By:	P2 Capital GP VII, LLC,
General Partner

By:	/s/ Claus J. Moller
	Name:	Claus J. Moller
	Title:	Managing Member

[Signature Page to Stockholders Agreement]

MANAGEMENT HOLDERS:

/s/ Michael J. Grebe

/s/ Michael Agliata

/s/ Mark R. Allen

/s/ Edmond Badal

/s/ Robert Balgac

/s/ Robert J. Bergbower

/s/ Karen Bhola

/s/ Matthew G. Brletich

/s/ William J. Brzozwski

/s/ Robert A. Bullentini

/s/ Ramesh Bulusu

/s/ Doris Christensen

[Signature Page to Stockholders Agreement]

/s/ James K. Core

/s/ Philip Correia

/s/ Domenic E. Cutaia

/s/ Martin E. Daley

/s/ Steven M. Decaro

/s/ Lucretia D. Doblado

/s/ John A. Ebner

/s/ David L. Eve

/s/ Patrick Farley

/s/ Peter C. Farrugia

/s/ Charlott L. Figurelda

/s/ Kristee M. Ford

/s/ Robert D. Friedman

[Signature Page to Stockholders’ Agreement]

/s/ Kent E. Glass

/s/ Andrew S. Hariton

/s/ Bruce R. Herrin

/s/ David Hilton

/s/ Craig J. Hodges

/s/ Tamara L. Holthouser

/s/ Gregory Kashmanian

/s/ Ralph H. Klassa

/s/ Chad Kluko

/s/ Ollen B. Langston

/s/ Jerry A. Lovett

/s/ Lance C. Lucey

/s/ Douglas T. Nakagawa

[Signature Page to Stockholders’ Agreement]

/s/ Daniel Oakes

/s/ Susan J. O’Brien

/s/ Zheng J. Ouyang

/s/ Timothy Peet

/s/ Jay W. Polekoff

/s/ Howard Richards

/s/ William J. Rudroff

/s/ Anthony J. Scott

/s/ Jancy A. Scully

/s/ James R. Smeaton

/s/ Per E. Sorensen

/s/ Michael V. Strack

/s/ Kenneth D. Sweder

[Signature Page to Stockholders’ Agreement]

/s/ Chris A. Thompson

/s/ Eric Thompson

/s/ Matthew D. Toomey

/s/ Michael J. Turon

/s/ Raymond M. Velasquez

/s/ Nicholas J. Vetere

/s/ Chad Vogel

/s/ Tadd M. Vonachen

/s/ Marvin D. Wenger

/s/ Doretta J. Williams

/s/ Michael J. Young

[Signature Page to Stockholders’ Agreement]